EXHIBIT 2.1
                                                                  EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 20, 2005

                                     BETWEEN

                           WILLOW GROVE BANCORP, INC.

                                       AND

                          CHESTER VALLEY BANCORP, INC.




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                                TABLE OF CONTENTS

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                                                                        Page No.
                                                                        --------

1.01.    Certain Definitions............................................    1

                                   ARTICLE II

                                   THE MERGER

2.01.    The Merger.....................................................    12
2.02.    Effective Date and Effective Time; Closing.....................    14


                                   ARTICLE III

                CONSIDERATION; ELECTION; AND EXCHANGE PROCEDURES

3.01.    Effect on Capital Stock........................................    14
3.02.    Election Procedures............................................    15
3.03.    Exchange Procedures............................................    17
3.04.    No Fractional Shares...........................................    20
3.05.    Company Options................................................    20



                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

4.01.    Covenants of the Company.......................................    22
4.02.    Covenants of Parent............................................    25
4.03.    Transition.....................................................    26


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01.    Representations and Warranties of the Company..................    26
5.02.    Representations and Warranties of Parent.......................    45

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                                   ARTICLE VI

                                    COVENANTS
                                                                        Page No.
                                                                        --------

6.01.    Reasonable Best Efforts........................................    63
6.02.    Shareholder Approval...........................................    63
6.03.    Registration Statement.........................................    64
6.04.    Regulatory Filings.............................................    65
6.05.    Public Announcements...........................................    66
6.06.    Access; Information............................................    66
6.07.    No Solicitation................................................    66
6.08.    Indemnification................................................    69
6.09.    Employees; Benefit Plans.......................................    71
6.10.    The Bank Merger................................................    73
6.11.    Advice of Changes..............................................    73
6.12.    Current Information............................................    74
6.13.    Affiliates.....................................................    74
6.14.    Stock Listing..................................................    74
6.15.    Certain Policies...............................................    74
6.16.    Section 16 Matters.............................................    75
6.17.    Certain Other Agreements.......................................    75


                                   ARTICLE VII

                           CONDITIONS TO CONSUMMATION

                                  OF THE MERGER

7.01.    Conditions to Each Party's Obligation to Effect the Merger.....    77
7.02.    Conditions to Obligation of the Company........................    78
7.03.    Conditions to Obligation of Parent.............................    79
7.04.    Frustration of Closing Conditions..............................    79


                                  ARTICLE VIII

                                   TERMINATION

8.01.    Termination....................................................    80
8.02.    Effect of Termination and Abandonment..........................    83

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                                   ARTICLE IX

                                  MISCELLANEOUS

                                                                        Page No.

9.01.    Survival.......................................................    85
9.02.    Standard.......................................................    85
9.03.    Waiver; Amendment..............................................    85
9.04.    Counterparts...................................................    85
9.05.    Governing Law..................................................    86
9.06.    Expenses.......................................................    86
9.07.    Notices........................................................    86
9.08.    Entire Understanding; No Third Party Beneficiaries.............    87
9.09.    Severability...................................................    87
9.10.    Enforcement of the Agreement...................................    87
9.11.    Interpretation.................................................    88
9.12.    Assignment.....................................................    88
9.13.    Alternative Structure..........................................    88

EXHIBIT A Form of Company Shareholder Agreement.........................    A-1
EXHIBIT B Form of Parent Shareholder Agreement..........................    B-1

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     AGREEMENT AND PLAN OF MERGER, dated as of January 20, 2005 (the
"Agreement"), between Willow Grove Bancorp, Inc. ("Parent"), a Pennsylvania corporation, and Chester Valley Bancorp, Inc. (the "Company"), a Pennsylvania corporation.

                                    RECITALS

          WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein, in which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the "Merger"); and

          WHEREAS, as a material inducement to Parent to enter into this Agreement, and simultaneously with the execution of this Agreement, each director of the Company is entering into an agreement (the "Company Shareholder Agreement"), in the form of Exhibit A hereto, pursuant to which such persons have agreed, among other things, to vote their shares of Company Common Stock (as defined herein) in favor of this Agreement, and, as a material inducement to the Company to enter into this Agreement, and simultaneously with the execution of this Agreement, each director of Parent is entering into an Agreement (the "Parent Shareholder Agreement"), in the form of Exhibit B hereto, pursuant to which such persons have agreed, among other things, to vote their shares of Parent Common Stock (as defined herein) in favor of this Agreement (the Company Shareholder Agreement and Parent Shareholder Agreement are referred to collectively as the "Shareholder Agreements"); and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions provided for herein and also to prescribe certain conditions to the consummation of such transactions;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01. Certain Definitions. The following terms are used in this Agreement
           -------------------
with the meanings set forth below:

          "Acquisition Proposal" means any proposal or offer by any Person or group of Persons with respect to any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving the Company or any Subsidiary of the Company whose assets, individually or in the aggregate, constitute more than 10% of the consolidated

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     assets of the Company; (ii) any sale, lease, exchange, mortgage, pledge
     (except in the ordinary course of business consistent with past practice), transfer or other disposition of assets (including for this purpose the outstanding capital stock of any Subsidiary of the Company and the capital stock of any entity surviving any merger or business combination involving any Subsidiary of the Company) and/or liabilities that constitute 10% or more of the assets of the Company and its Subsidiaries taken as a whole in a single transaction or series of transactions; (iii) any purchase or other acquisition of or tender offer or exchange offer that if consummated would result in such Person(s) beneficially owning 25% or more of the outstanding shares of the common stock of the Company or any Subsidiary of the Company whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company; or (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than (x) the transactions contemplated by this Agreement and (y) any transaction referred to in clause (i) or (ii) involving only the Company and one or more of its Subsidiaries, or involving two or more of its Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement.

          "Aggregate Cash Consideration" has the meaning set forth in Section 3.03(a).

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.03.

          "Articles of Merger" has the meaning set forth in Section 2.02(a).

          "Average Share Price" means the average of the per share closing sale prices of the Parent Common Stock on Nasdaq (as reported by an authoritative source) for the ten trading-day period ending on (and including) the Determination Date, rounded to the nearest whole cent.

          "Bank Merger" means the merger of the Company Bank (as defined herein) with and into Parent Bank (as defined herein) as set forth in Section 6.10.

          "Bank Merger Agreement" has the meaning set forth in Section 6.10.

          "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

          "BHC Act" means the Bank Holding Company Act of 1956, as amended.

          "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated to close.

          "Cancelled Option Holder" has the meaning set forth in Section 3.05(a)(i).

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          "Capital Change" has the meaning set forth in Section 3.01(b).

          "Cash Consideration" has the meaning set forth in Section 3.01(a).

          "Cash Election" and "Cash Election Shares" have the meaning set forth in Section 3.02(a).

          "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

          "Change in Recommendation" has the meaning set forth in Section 6.02.

          "Closing" and "Closing Date" have the meanings set forth in Section 2.02(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Affiliate" has the meaning set forth in Section 6.13.

          "Company Articles" means the restated Articles of Incorporation of the Company.

          "Company Bank" means First Financial Bank, a Pennsylvania-chartered bank and trust company and wholly owned subsidiary of the Company.

          "Company Benefit Plans" has the meaning set forth in Section
     5.01(p)(i).

          "Company Board" means the Board of Directors of the Company.

          "Company Bylaws" means the Bylaws of the Company, as amended, as of the date hereof.

          "Company Common Stock" means the common stock, $1.00 par value per share, of the Company.

          "Company Designees" has the meaning set forth in Section 6.17(b).

          "Company Disclosure Schedule" has the meaning set forth at the beginning of Section 5.01.

          "Company ERISA Affiliate" has the meaning set forth in Section 5.01(p)(iv).

          "Company ERISA Affiliate Plan" has the meaning set forth in Section 5.01(p)(v).

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          "Company ESOP" means the Employee Stock Ownership Plan maintained by the Company Bank.

          "Company Financial Advisor" means Boenning & Scattergood, Inc.

          "Company Insiders" has the meaning set forth in Section 6.16.

          "Company Insurance Policies" has the meaning set forth in Section 5.01(z)(i).

          "Company Intellectual Property" has the meaning set forth in Section 5.01(x).

          "Company Investment Securities" has the meaning set forth in Section 5.01(t).

          "Company Leases" has the meaning set forth in Section 5.01(w)(ii).

          "Company Loan Property" has the meaning set forth in Section 5.01(r).

          "Company Loans" has the meaning set forth in Section 5.01(v)(i).

          "Company Options" means the options to acquire Company Common Stock issued under the Company Stock Plans.

          "Company Pension Plan" has the meaning set forth in Section
     5.01(p)(ii).

          "Company Preferred Stock" means the preferred stock, $1.00 par value per share, of the Company.

          "Company SEC Reports" has the meaning set forth in Section 5.01(j).

          "Company Stock" means the Company Common Stock and the Company Preferred Stock.

          "Company Stock Plans" means the Company's 1993 Stock Option Plan, as amended, and the Company's 1997 Stock Option Plan, as amended.

          "Company Termination Fee" has the meaning set forth in Section
     8.02(b).

          "Confidentiality Agreement" has the meaning set forth in Section 6.06(b).

          "Continuing Option Holder" has the meaning set forth in Section 3.05(a)(ii).

          "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding or undertaking of any kind or character to which a Person is a Party that is binding on any Person or its capital stock, assets or business.

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          "Department" means the Pennsylvania Department of Banking.

          "Derivative Transaction" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophic events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          "Determination Date" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, all statutory waiting periods in respect thereof have expired and all other conditions to the consummation of the Merger specified in
     Article VII hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

          "Effective Date" has the meaning set forth in Section 2.02(a).

          "Effective Time" has the meaning set forth in Section 2.02(a).

          "Election Deadline" has the meaning set forth in Section 3.02(b).

          "Election Form" has the meaning set forth in Section 3.02(a).

          "Election Form Record Date" has the meaning set forth in Section 3.02(a).

          "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to (i) the protection or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

          "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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          "Exchange Agent" has the meaning set forth in Section 3.02(a).

          "Exchange Fund" has the meaning set forth in Section 3.03(a).

          "Exchange Ratio" has the meaning set forth in Section 3.01(a).

          "Fair Housing Act" means the Fair Housing Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Act" means the Federal Reserve Act, as amended.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality and any SRO.

          "Hazardous Substance" means any substance that is (i) listed, classified or regulated pursuant to any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (iii) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

          "HSR Act" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 6.08(a).

          "Index Ratio" has the meaning set forth in Section 8.01(i).

          "Insurance Amount" has the meaning set forth in Section 6.08(c).

          "Intellectual Property" means all patents, trademarks, trade names, service marks, domain names, database rights, copyrights and any applications therefore, mask works, technology, know-how, trade secrets, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights.

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

          "IRS" means the Internal Revenue Service.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or reasonably should have been known in the course of the performance of their duties to the Company or Parent, as applicable, by the executive officers and directors of the Company or Parent, as applicable, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Authority received by that Person.

          "Lien" means any lien, claim, charge, mortgage, pledge, security interest, restriction or encumbrance.

          "Loans" means any loan, loan agreement, note or borrowing arrangement, including, without limitation, leases (other than operating leases), credit enhancements, commitments, guarantees and similar interest-bearing assets.

          "Mailing Date" has the meaning set forth in Section 3.02(a).

          "Material Adverse Effect" means with respect to a Party (a) any effect that is material and adverse to the financial position, results of operations or business of the Party and its Subsidiaries taken as a whole, or which would materially impair the ability of the Party to perform its material obligations under this Agreement or the ability of the Party or its banking subsidiary to consummate the transactions contemplated hereby on a timely basis; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks, savings banks, savings and loan holding companies or bank holding companies generally, (iii) changes in general economic conditions (including prevailing interest rates, currency exchange rates or other economic or monetary conditions) affecting banks, savings banks, savings and loan holding companies or bank holding companies generally,
     (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated hereby or restructuring charges taken in connection with such transactions, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated hereby, (vi) with respect to a Party, the effects of any action or omission taken with the prior consent of the other Party or required to be taken hereunder and (vii) public disclosure of the execution and delivery of this Agreement by the Parties.

          "Merger" has the meaning ascribed thereto in the recitals to this Agreement.

          "Merger Consideration" has the meaning set forth in Section 3.01(a)(iii).

          "Mixed Election" has the meaning set forth in Section 3.02(a).

          "Nasdaq" means The Nasdaq National Stock Market.

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

          "Nasdaq Bank Average Index" means the average closing values of the Nasdaq Bank Index for the ten trading-day period ending on (and including) the Determination Date.

          "Nasdaq Bank Starting Index" means $3,223.90, the closing value of the Nasdaq Bank Index on December 3, 2004.


          "National Labor Relations Act" means the National Labor Relations Act, as amended.

          "Non-Election" and "Non-Election Shares" have the meanings set forth in Section 3.02(a).

          "OREO" means property owned and considered other real estate owned by Parent or the Company or any of their respective Subsidiaries.

          "OTS" means the Office of Thrift Supervision.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Parent Acquisition Proposal" means any proposal or offer by any Person or group of Persons with respect to any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving Parent or any Subsidiary of Parent whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Parent; (ii) any sale, lease, exchange, mortgage, pledge (except in the ordinary course of business consistent with past practice), transfer or other disposition of assets (including for this purpose the outstanding capital stock of any Subsidiary of Parent and the capital stock of any entity surviving any merger or business combination involving any Subsidiary of Parent) and/or liabilities that constitute 10% or more of the assets of Parent and its Subsidiaries taken as a whole in a single transaction or series of transactions; (iii) any purchase or other acquisition of or tender offer or exchange offer that if consummated would result in such Person(s) beneficially owning 25% or more of the outstanding shares of the common stock of Parent or any Subsidiary of Parent whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Parent; or (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than (x) the transactions contemplated by this Agreement and (y) any transaction referred to in clause (i) or (ii) involving only Parent and one or more of its Subsidiaries, or involving two or more of its Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement.

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          "Parent Articles" means the Articles of Incorporation of Parent.

          "Parent Bank" means Willow Grove Bank, a Federally-chartered savings bank and wholly owned subsidiary of Parent.

          "Parent Benefit Plans" has the meaning set forth in Section
     5.02(p)(i).

          "Parent Board" means the Board of Directors of Parent.

          "Parent Bylaws" means the Amended and Restated Bylaws of Parent.

          "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

          "Parent Designees" has the meaning set forth in Section 6.17(b).

          "Parent Disclosure Schedule" has the meaning set forth at the beginning of Section 5.02.

          "Parent ERISA Affiliate" has the meaning set forth in Section 5.02(p)(iv).

          "Parent ERISA Affiliate Plan" has the meaning set forth in Section 5.02(p)(v).

          "Parent Financial Advisor" means The Blackstone Group L.P.

          "Parent Insurance Policies" has the meaning set forth in Section 5.02(y).

          "Parent Intellectual Property" has the meaning set forth in Section 5.02(w).

          "Parent Investment Securities" has the meaning set forth in Section 5.02(t).

          "Parent Leases" has the meaning set forth in Section 5.02(v).

          "Parent Loans" has the meaning set forth in Section 5.02(u).

          "Parent Loan Property" has the meaning set forth in Section 5.02(r).

          "Parent Pension Plan" has the meaning set forth in Section
     5.02(p)(ii).

          "Parent Preferred Stock" means the preferred stock, par value $0.01 per share, of Parent.

          "Parent Ratio" has the meaning set forth in Section 8.01(i).

          "Parent SEC Reports" has the meaning set forth in Section 5.02(j).

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          "Parent Stock Plans" means Parent's 1999 Stock Option Plan, 1999
     Recognition and Retention Plan and Trust Agreement, 2002 Stock Option Plan and 2002 Recognition and Retention Plan and Trust Agreement.

          "Party" means either the Company or Parent, and "Parties" shall mean both the Company and Parent.

          "PBCL" means the Pennsylvania Business Corporation Law, as amended.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PCIS" means Philadelphia Corporation for Investment Services, a Pennsylvania corporation, which is a registered securities broker/dealer and a registered investment adviser which is a wholly owned subsidiary of the Company.

          "Pennsylvania Act" means the Pennsylvania Banking Code of 1965, as amended.

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

          "Proxy Statement/Prospectus" has the meaning set forth in Section 6.03(a).

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Representative" has the meaning set forth in Section 3.02(a).

          "Requisite Regulatory Approvals" has the meaning set forth in Section 7.01(b).

          "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests or which provide payments or benefits measured by the value of its capital stock.

          "SEC" means the Securities and Exchange Commission.

          "Section 16 Information" has the meaning set forth in Section 6.16.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Shareholder Agreements" has the meaning ascribed to such term in the recitals to this Agreement.

          "Shortfall Number" has the meaning set forth in Section 3.02(d).

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

          "Significant Subsidiary" has the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

          "SRO" means any self-regulatory organization as defined in Section 3(a)(26) of the Exchange Act.

          "Starting Price" means $19.45, the closing price of a share of Parent Common Stock on December 3, 2004.

          "Stock Consideration" has the meaning set forth in Section 3.01(a).

          "Stock Conversion Number" has the meaning set forth in Section
     3.02(a).

          "Stock Election" and "Stock Election Shares" have the meanings set forth in Section 3.02(a).

          "Stock Election Number" has the meaning set forth in Section 3.02(a).

          "Subsidiary" means, with respect to any Party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Party.

          "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Common Stock then outstanding or all or substantially all of the assets of the Company and otherwise (i) on terms which the Company Board determines in good faith, after consultation with its financial advisor(s), to be more favorable from a financial point of view to the Company's shareholders than the Merger,
     (ii) that constitutes a transaction that, in the good faith judgment of the Company Board, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board based on written advice, with only customary qualifications, from a reputable and qualified investment banking firm serving as financial advisor to the Company, is highly likely to be obtained by such third party.

          "Surviving Bank" has the meaning set forth in Section 6.10.

          "Surviving Corporation" has the meaning set forth in Section 2.01(a).

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          "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

          "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) including amended versions of any of the foregoing relating to or required to be filed in connection with any Taxes required to be filed with the IRS or any other taxing authority.

          "Transferred Employees" has the meaning set forth in Section 6.09(a).

          "Transactions" means the Merger, the Bank Merger and any other transaction contemplated by this Agreement.

          "Treasury Stock" means shares of Company Stock held by the Company or by Parent, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

          "Unfunded Pension Liability" has the meaning set forth in Section 5.01(p)(viii).



                                   ARTICLE II

                                   THE MERGER

     2.01. The Merger.
           ----------

     (a)   The Merger. Subject to the terms and conditions of this Agreement, at
           ----------
the Effective Time, the Company shall merge with and into Parent in accordance with Section 1921 of the PBCL, the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the PBCL (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

     (b)   Name. The name of the Surviving Corporation shall be "Willow Grove
           ----
Bancorp, Inc." or such other name as the Parties may mutually agree upon pursuant to Section 6.17(e).

     (c)   Articles and Bylaws. Parent Articles as in effect immediately prior
           -------------------
     to the Effective Time, as may be amended pursuant to Section 6.17(e) solely to change Parent's name, will be the articles of incorporation of the Surviving Corporation until further amended in accordance with their terms. Parent Bylaws as in effect immediately prior to the Effective Time, as amended in accordance with Section 6.17, shall be the Bylaws of the Surviving Corporation until further amended in accordance with their terms.

     (d)   Directors of the Surviving Corporation. The directors of the
           --------------------------------------
     Surviving Corporation immediately after the Merger shall be the directors of Parent immediately prior to the Merger together with the seven directors elected pursuant to Section 6.17(b) hereof, each of whom shall serve until such time as their successors are duly elected and qualified.

     (e)   Effect of the Merger. At the Effective Time, the effect of the Merger
           --------------------
shall be as provided in Section 1929 of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     (f)   Tax Consequences. It is intended that each of the Bank Merger and the
           ----------------
Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code and that each of this Agreement and the agreement providing for the Bank Merger shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

     (g)   Additional Actions. If, at any time after the Effective Time, the
           ------------------
Surviving Corporation shall consider that any further assignments or assurances in law or any other acts (except any other act which is inconsistent with any of the provisions of this Agreement) are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

     2.02. Effective Date and Effective Time; Closing.
           ------------------------------------------

     (a)   Subject to the satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the Parties shall cause articles of merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the PBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of
(A) five Business Days following such satisfaction or waiver and (B) the first month end following such satisfaction or waiver or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filing or on such date as may be specified therein. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filing or as set forth in such filing.

     (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Maple Glen, Pennsylvania, or at such other place, at such other time, or on such other date as the Parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.


                                   ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

     3.01. Effect on Capital Stock.
           -----------------------

     (a) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

           (i) each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger;

           (ii) each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor; and

           (iii) each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof, as provided in Section 3.02, (i) 1.4823 shares (the "Exchange Ratio") of Parent Common Stock (the "Stock Consideration") or (ii) $27.90 in cash, without interest (the "Cash Consideration"). The Stock Consideration and the Cash Consideration are sometimes referred to herein collectively as the "Merger Consideration."

     (b) The Exchange Ratio shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through stock dividend, stock split, reverse stock split or other like changes in Parent's capitalization (a "Capital Change"). In addition, if Parent enters into an agreement pursuant to which shares of Parent Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement, so that each Company shareholder shall be entitled to receive at the Effective Time such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

     3.02. Election Procedures.
           -------------------

     (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to an unaffiliated bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent")) in such form as the Company and Parent shall mutually agree (the "Election Form"), shall be mailed no later than ten days prior to the anticipated Effective Time or on such earlier date as Parent and the Company may mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five Business Days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit each holder of record of Company Common Stock as of the Election Form Record Date (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election") or (iv) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"), provided that, notwithstanding any other provision of this Agreement, other than paragraph (e) of this Section 3.02, 64.76% of the total number of shares of Company Common Stock issued and outstanding at the Effective Time, excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of Company Common Stock shall be converted into the Cash Consideration. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Company Common Stock held by that Representative for a particular beneficial owner. Shares of Company Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Company

Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Company Common Stock as to which no election has been made are referred to herein as "Non-Election Shares." The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

     (b) To be effective as an election, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th calendar day following but not including the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline").

     (c) An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a holder of Company Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline, the shares of Company Common Stock held by such holder shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

     (d) Within five Business Days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

           (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

           (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

           (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non- Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

           (B) if the Shortfall Number exceeds the number of Non- Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     (e) If the tax opinions referred to in Section 7.01(e) cannot be rendered because the counsel charged with providing such opinions reasonably determine that the Merger may not satisfy the continuity of interest requirements applicable to reorganizations under Section 368(a) of the Code, then Parent shall reduce the number of shares of Company Common Stock converted into the Cash Consideration and correspondingly increase the number of shares of Company Common Stock converted into the Stock Consideration by the minimum amount necessary to enable such tax opinion to be rendered (the fair market value of which, at the Effective Time, shall equal the reduction in Cash Consideration).

     3.03. Exchange Procedures.
           -------------------

     (a) Immediately prior to the Effective Time, for the benefit of the holders of Certificates, (i) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock and deliver to the Exchange Agent certificates evidencing such number of shares of Parent Common Stock issuable and (ii) Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent an amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III in exchange for Certificates (the "Aggregate Cash Consideration") (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

     (b) As soon as practicable after the Effective Time, and provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with an Election Form, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Sections 3.01 and 3.02 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing that number of shares of Parent Common Stock (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Parent Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.03(b), each Certificate (other than Certificates representing Treasury Stock) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Sections 3.01 and 3.02 and any unpaid dividends and distributions thereon as provided in paragraph (c) of this Section 3.03. No interest shall be paid or accrued on any cash constituting Merger Consideration (including any cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of Certificates.

     (c) No dividends or other distributions with a record date after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.03. After the surrender of a Certificate in accordance with this Section 3.03, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.

     (d) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.03, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) At and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the shares of Company Stock which were issued and outstanding immediately prior to the Effective Time. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. On or after the Effective Time, any Certificates presented to Parent or the Exchange Agent shall be cancelled and exchanged for certificates representing shares of Parent Common Stock and/or the payment of cash as provided herein.

     (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.03(b) shall thereafter look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     (g) Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required to deduct and withhold under applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     (h) Notwithstanding any other provision of this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in Section 6.13.

     3.04. No Fractional Shares. Notwithstanding any other provision of this
           --------------------
Agreement to the contrary, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Parent Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of the Company Common Stock owned by such holder at the Effective Time) by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     3.05.  Company Options.
           ---------------

     (a) At the Effective Time, each Company Option which is outstanding and unexercised immediately prior thereto, whether or not then vested or exercisable, will, at the election of the individual holders of the Company Options be either:

           (i) cancelled and all rights thereunder be extinguished ("Cancelled Option Holder"), in consideration for which the Company shall make payment immediately prior to the Effective Time an amount determined by multiplying
     (A) the number of shares of Company Common Stock underlying such Company Option by (B) an amount equal to the excess (if any) of (1) the Cash Consideration, over (2) the exercise price per share of such Company Option; or

           (ii) converted automatically into an option to purchase shares of Parent Common Stock ("Continuing Option Holder") and Parent shall assume each such Company Option so converted, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced except that from and after the Effective Time:

               (A) the number of shares to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest whole share;

               (B) the exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the Company Option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent;

               (C) The term or duration of the new option shall be the same as that of the Company Option;

               (D) Parent and the Compensation Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering the Company Stock Option Plans; and

               (E) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock.

     (b) In order for any Continuing Option Holder to have his or her Company Options converted into an option to purchase Parent Common Stock as set forth in
Section 3.05(a) or for a Cancelled Option Holder to have his or her Company Option converted into the right to receive cash, such Continuing Option Holder or Cancelled Option Holder shall have executed a written election with respect to such conversion or cancellation no later than the Effective Time, which written election shall be in such form as shall be prescribed by Parent and reasonably satisfactory to the Company. Parent shall send such election form to optionees no later than the time it sends Election Forms to Company shareholders. No payment shall be made to a Cancelled Option Holder unless and until such holder has executed and delivered the foregoing written election. In the event any holder of a Company Option fails to make an election within the time frame set forth herein, the Company Option held thereby shall automatically be converted at the Effective Time into an option to purchase Parent Common Stock in the amount and at the exercise price as calculated pursuant to Section 3.05(a)(ii) hereof.

     (c) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (a) (ii) of this
Section 3.05 and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

     4.01. Covenants of the Company. During the period from the date of this
           ------------------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. The Company will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries, (y) keep available to itself and Parent the present services of the current officers and employees of the Company and its Subsidiaries and
(z) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section
4.01 of the Company Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

     (a)   Capital Stock. Other than pursuant to the exercise of Company Options
           -------------
set forth in Section 5.01(b) of the Company Disclosure Schedule, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or any Rights or (ii) permit any additional shares of capital stock to become subject to grants of employee or director stock options or other Rights.

     (b)   Dividends and Other Distributions. Make, declare, pay or set aside
           ---------------------------------
for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock, other than (i) regular quarterly cash dividends by the Company on the Company Common Stock at a rate not in excess of the regular quarterly cash dividend declared prior to the date of this Agreement on the Company Common Stock, provided that after the date of this Agreement the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with Parent's declaration of regular quarterly dividends on Parent Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holders receive in exchange therefor in the Merger, (ii) dividends paid by any Subsidiary of the Company to the Company or to any wholly-owned Subsidiary of the Company and (iii) dividends paid to the holders of trust preferred securities issued by affiliated trusts, in each case in the ordinary course of business consistent with past practice.

     (c)   Compensation; Employment Agreements, Etc. Enter into or amend or
           ----------------------------------------
renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for normal individual increases in compensation to employees (other than any employee who is party to an employment agreement or a change-in-control agreement) in the ordinary course of business consistent with past practice.

     (d)   Hiring. Hire any person as an employee of the Company or any of its
           ------
Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(d) of the Company Disclosure Schedule and (ii) persons whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable.

     (e)   Benefit Plans. Enter into, establish, adopt, amend, modify or
           -------------
terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with respect thereto with Parent, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company Disclosure Schedule), any pension, retirement, supplemental executive retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

     (f)   Transactions with Affiliates. Except pursuant to agreements or
           ----------------------------
arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.

     (g)   Acquisitions. Acquire (other than by way of foreclosures or
           ------------
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or a substantial portion of the assets, business, deposits or properties of any other entity.

     (h)   Governing Documents. Amend the Company Articles or Company Bylaws or
           -------------------
the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

     (i)   Contracts. Except in the ordinary course of business consistent with
           ---------
past practice, and except for normal renewals without materially adverse changes, additions or deletions of terms, enter into, amend, modify or terminate any material Contract.

     (j)   Banking Operations. Enter into any new material line of business;
           ------------------
change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

     (k)   Derivatives Transactions. Enter into any Derivatives Transactions,
           ------------------------
except in the ordinary course of business consistent with past practice.

     (l)   Indebtedness. Incur any indebtedness for borrowed money, other than
           ------------
in the ordinary course of business consistent with past practice.

     (m)   Investment Securities. Acquire (other than by way of foreclosures or
           ---------------------
acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment that is not rated investment grade or better or which would be considered "high risk" securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice.

     (n)   Taxes. Except as may be required by applicable laws or regulations,
           -----
make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment.

     (o)   Compliance with Agreements. Knowingly commit any act or omission
           --------------------------
which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any material Contract to which any of them is a party or by which any of them or their respective properties is bound.

     (p)   Reorganization. Knowingly take any action that would, or would
           --------------
be reasonably expected to, prevent either the Merger or the Bank Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (q)   Adverse Actions. Knowingly take any action or fail to take any action
           ---------------
that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except in each case as may be required by applicable law or regulation.

     (r)   Commitments. Enter into any contract with respect to, or otherwise
           -----------
agree or commit to do, any of the foregoing.

     4.02. Covenants of Parent. During the period from the date of this
           -------------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. Parent will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries, and (y) preserve for itself and the Company the goodwill of the customers of Parent and its Subsidiaries and others with whom business relationships exist. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

     (a)   Reorganization. Knowingly take any action that would, or would be
           --------------
reasonably expected to, prevent either the Merger or the Bank Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (b)   Adverse Actions. Knowingly take any action or fail to take any action
           ---------------
that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

     (c)   Governing Documents. Amend Parent Articles or Parent Bylaws in a
           -------------------
manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock.

     (d)   Acquisitions. Acquire (other than by way of foreclosures or
           ------------
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or a substantial portion of the assets, business, deposits or properties of any other entity.

     (e)   Commitments. Enter into any contract with respect to, or otherwise
           -----------
agree or commit to do, any of the foregoing.

     4.03. Transition. Commencing following the date hereof, Parent and the
           ----------
Company shall, and shall cause their respective Subsidiaries to, cooperate with respect to the integration of their respective businesses, operations and organizations following consummation of the Merger and the Bank Merger in an effort to realize at the earliest practicable time following the Effective Time the synergies, operating efficiencies and other benefits expected to be realized by Parent as a result of the consummation of such transactions.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01  Representations and Warranties of the Company. Except as set forth in
           ---------------------------------------------
a disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule") prior to the date hereof (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties set forth below or its covenants in
Article IV or VI, provided, that (i) no such item is required to be set forth in the Company Disclosure Schedule as an exception to any representation or warranty of the Company if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 9.02 and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is or would be reasonably likely to result in a Material Adverse Effect with respect to the Company), the Company hereby represents and warrants to Parent as follows:

     (a)   Corporate Organization. The Company is duly organized and validly
           ----------------------
existing under the laws of the Commonwealth of Pennsylvania and is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. The Company has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the BHC Act. The Company Articles and Company Bylaws, copies of which have been delivered or made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     (b)   Company Capital Stock.
           ---------------------

           (i) The authorized capital stock of the Company consists solely of 10,000,000 shares of Company Common Stock, of which 5,150,329 shares are outstanding as of the date hereof, and 5,000,000 shares of Company Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, 612 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned (other than in a fiduciary capacity) by the Company and no shares of Company Stock were reserved for issuance, other than 819,966 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans, including 687,455 shares reserved for issuance upon the exercise of Company Options outstanding as of the date hereof, in accordance with their terms. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Except as set forth above, as of the date of this Agreement, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights outstanding with respect to Company Stock and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights.

           (ii) Section 5.01(b) of the Company Disclosure Schedule sets forth as of the date hereof, and shall be updated to set forth as of the Effective Date, for each outstanding Company Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option and award, the vesting schedule, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share.

     (c)   Subsidiaries; Equity Investments.
           --------------------------------

           (i) (A) Section 5.01(c)(i) of the Company Disclosure Schedule lists the name, jurisdiction of incorporation and record and beneficial owners of the outstanding shares of capital stock for each direct or indirect Subsidiary of the Company, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or any of its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

           (ii) Each of the Company's Subsidiaries (A) has been duly organized and is validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as now conducted and (C) is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified. The articles of incorporation, bylaws and similar governing documents of each of the Company's Subsidiaries, copies of which have been delivered or made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

           (iii) The Company Bank is the only Subsidiary of the Company that is an insured depository institution. The deposit accounts of the Company Bank are insured by the FDIC to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

           (iv) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and for securities listed in Section 5.01(t) of the Company Disclosure Schedule, the Company does not own beneficially, directly or indirectly, or have any Right with respect to, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Pittsburgh.

     (d)   Authority; No Violation.
           -----------------------

           (i) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of all necessary consents and approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement, to consummate the transactions contemplated hereby. Subject to the approval of this Agreement by the shareholders of the Company, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company Board has directed that this Agreement be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the votes cast at a meeting of the Company's shareholders at which a quorum is present, no other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

           (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in Section 5.01(e) and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries,
     (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     (e)   Consents and Approvals. No consents or approvals of, or waivers by,
           ----------------------
or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by, as applicable, the Federal Reserve Board, the OTS, the Department, and the NASD, (ii) any required filing under the HSR Act, (iii) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement to the shareholders of the Company and Parent, respectively, for approval and the issuance of Parent Common Stock in the Merger, (iv) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the PBCL, and the filing of Articles of Combination with the OTS and the Pennsylvania Secretary of State with respect to the Bank Merger, (v) the approval of this Agreement by the holders of the outstanding shares of Company Common Stock and by the holders of the outstanding shares of Parent Common Stock and (vi) as set forth in Section 5.01(e) of the Company Disclosure Schedule. As of the date hereof, the Company is not aware of any reason why the consents and approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in the proviso clause in such section.

     (f)   Financial Statements. The Company has previously made available to
           --------------------
Parent copies of (i) the statements of financial condition of the Company and its Subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for the fiscal years 2002 through 2004, inclusive, as included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC under the Exchange Act, accompanied by the audit report of KPMG LLP, independent public accountants with respect to the Company, and (ii) the unaudited statement of financial condition of the Company and its Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations, other comprehensive income and cash flows for the three-month period then ended as included in the

Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004 filed with the SEC under the Exchange Act. The September 30, 2004 consolidated statement of condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.01(f) (including the related notes, where applicable) fairly present, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. KPMG LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (g)   Undisclosed Liabilities; Corporate Records.
           ------------------------------------------

           (i) Except for (i) those liabilities and obligations that are fully reflected (in a footnote or otherwise) or reserved for in the consolidated financial statements of the Company included in, or are otherwise disclosed in, its Annual Report on Form 10-K for the year ended June 30, 2004, as filed with the SEC prior to the date of this Agreement, (ii) liabilities incurred since June 30, 2004 in the ordinary course of business consistent with past practice and (iii) liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and its Subsidiaries do not have, and since June 30, 2004, the Company and its Subsidiaries have not incurred (except as permitted by Section 4.01), any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP).

           (ii) The books and records of the Company and its Subsidiaries have been and are being maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since June 30, 2001 of their respective shareholders and boards of directors (including committees of their respective boards of directors).

     (h)   Absence of Certain Changes or Events. Except as reflected in the
           ------------------------------------
Company's unaudited balance sheet as of September 30, 2004, since June 30, 2004, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

     (i)   Disclosure Controls and Procedures. Since not later than August 29,
           ----------------------------------
2002, the Company has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed and maintained to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports. In addition, the Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the presentation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board, (i) any significant weaknesses or deficiencies in the design or operation of its internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and
(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and the Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and the audit committee of the Company Board since June 30, 2002. None of the Company's or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants.

     (j)   SEC Reports. The Company has previously made available to Parent a
           -----------
true, correct and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed since June 30, 2001 by the Company with the SEC pursuant to the Securities Act or the Exchange Act, in each case as amended or supplemented (collectively, the "Company SEC Reports") and (ii) communication mailed by the Company to its shareholders since June 30, 2001, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The

Company has timely filed all Company SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company SEC Reports complied with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated, or to the Knowledge of the Company is threatened, against the Company by the SEC relating to disclosures contained in any Company SEC Reports.

     (k)   Regulatory Matters.
           ------------------

           (i) The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 2001 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company and its Subsidiaries, no Governmental Authority has initiated any proceeding, or to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries, since June 30, 2001. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. The Company Bank is "well capitalized" as defined in applicable laws and regulations, and the Company Bank has a Community Reinvestment Act rating of "satisfactory" or better.

           (ii) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Governmental Authority, other than those generally applicable to bank holding companies, Pennsylvania chartered banks, registered broker-dealers or investment advisers and their affiliates. Neither the Company nor any of its Subsidiaries has been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (l)   Legal Proceedings.
           -----------------

           (i) Section 5.01(l)(i) of the Company Disclosure Schedule contains a true and correct summary description as of the date hereof of any pending or, to the Company's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries, including the venue, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies sought.

           (ii) Except as set forth in Section 5.01(l)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries in which, to the Knowledge of the Company, there is a reasonable probability of any material recovery against or other Material Adverse Effect on the Company.

     (m)   Compliance with Laws. Each of the Company and its Subsidiaries:
           --------------------

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees and all SRO rules, regulations, orders and policy statements, in each case as applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Sarbanes-Oxley Act of 2002, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's Knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since June 30, 2001, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's Knowledge, do any grounds for any of the foregoing exist).

     (n)   Certain Contracts; Defaults.
           ---------------------------

           (i) Except as set forth in Section 5.01(n)(i) of the Company Disclosure Schedule and documents entered into pursuant to the terms of this Agreement or for documents filed as exhibits to the Company's SEC documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any Contract as of the date hereof (A) with respect to the employment of any directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries (other than the indemnity provisions in the Company Bylaws and comparable provisions in the bylaws of the Company's Subsidiaries), (C) which is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports, (D) which materially restricts the conduct of any business by the Company or any of its Subsidiaries or upon consummation of the Merger would materially restrict the ability of the Surviving Corporation to engage in any business in which a savings and loan holding company may lawfully engage under the Home Owners' Loan Act, as amended or
     (E) any Contract, other than a Loan or a Derivative Transaction but including data processing, software programming and licensing contracts, that involves expenditures or receipts by the Company or any of its Subsidiaries in excess of $250,000 per year. The Company has previously delivered or made available to Parent true, complete and correct copies of each such document.

           (ii) Each Contract to which the Company or any of its Subsidiaries is a party, by which any of its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, is a valid and legally binding obligation of the Company or a Subsidiary of the Company, as applicable, and to the Knowledge of the Company, the other party or parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles). Neither the Company nor any of its Subsidiaries is in default under any Contract to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (o)   Brokers. Neither the Company nor any Subsidiary of the Company nor
           -------
any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that the Company has engaged, and will pay a fee or commission to, the Company Financial Advisor in accordance with the terms of a letter agreement between the Company Financial Advisor and the Company, a true, complete and correct copy of which has been previously delivered by the Company to Parent.

     (p)   Employee Benefit Plans.
           ----------------------

           (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries and current or former directors of the Company and its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based incentive and bonus plans (the "Company Benefit Plans"), are identified in
     Section 5.01(p)(i) of the Company Disclosure Schedule. The Company has delivered or made available to Parent prior to the date of this Agreement true, correct and complete copies of the following documents: (A) each of the Company Benefit Plans, (B) all trust agreements or other funding arrangements for the Company Benefit Plans (including insurance Contracts) and all amendments thereto (all of which are disclosed in Section 5.01(p)(i) of the Company Disclosure Schedule), (C) with respect to any such Company Benefit Plans or amendments, the most recent determination letters and all rulings, opinion letters (and any pending requests for rulings or letters), information letters or advisory opinions issued by the IRS, the United States Department of Labor or the PBGC, (D) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Company Benefit Plans with respect to the last three plan years and (E) the most recent summary plan descriptions and any material modifications thereto.

           (ii) All Company Benefit Plans are in all material respects in compliance with the applicable terms of ERISA, the Code and any other applicable laws and regulations. Each Company Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Company Pension Plan") and which is intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the IRS covering all changes in Tax laws prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and, to the Company's Knowledge, there are no circumstances that would reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such Company Pension Plan under Section 401(a) of the Code. Each trust created under any Company Benefit Plan subject to ERISA has been determined to be exempt from Tax under Section 501(a) of the Code and, to the Company's Knowledge, there are no circumstances that would reasonably be expected to result in revocation of such exemption.

           (iii) There is no pending or, to the Company's Knowledge, threatened litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan or Company Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof or the Effective Date, would reasonably be expected to subject the Company or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

           (iv) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan" (which for purpose hereof includes the Financial Institutions Retirement Fund) within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a "Company ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred in the six years prior to the date hereof, and neither expects to incur, any withdrawal liability with respect to a multiple employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the 12-month period ending on the date hereof or, to the Company's Knowledge, will be required to be filed in connection with the transactions contemplated by this Agreement. None of the Company, any of its Subsidiaries, or any Company ERISA Affiliate has ever participated in, maintained, sponsored, contributed to or incurred a liability (actual or contingent) with respect to a multiemployer plan (within the meaning of Section 4001 of ERISA).

           (v) All contributions required to be made under the terms of any Company Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company SEC Reports to the extent required by the terms of any such Company Benefit Plan and to the extent required by GAAP and there is no Lien, nor is there expected to be a Lien, under Section 412(n) of the Code or Section 302(f) of ERISA or Tax under Section 4971 of the Code imposed against any Company Benefit Plan. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate (a "Company ERISA Affiliate Plan") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and, to the Knowledge of the Company, no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

           (vi) Except as set forth in Section 5.01(p)(vi) of the Company Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (A) result in any payment (including, without limitation, severance, unemployment compensation, an "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Company Benefit Plan, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans (except as provided by Section 3.05(a)(i)), (C) result in any breach or violation of, or a default under, any Company Benefit Plan, (D) limit or restrict the ability to merge, amend or terminate any Company Benefit Plan or (E) result in any payment which may be nondeductible for federal income tax purposes pursuant to Sections 162(m) or 280G of the Code and the regulations issued thereunder.

           (vii) Neither the Company nor any of its Subsidiaries is a "fiduciary" within the meaning of that term as defined under ERISA with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), other than an employee benefit plan which covers solely the employees and independent contractors of the Company and its Subsidiaries.

           (viii) Except as reflected in Section 5.01(p)(viii) of the Company Disclosure Schedule, no Company Pension Plan or Company ERISA Affiliate Plan (including for the purpose of this subsection, the Financial Institutions Retirement Fund) that is subject to Title IV of ERISA has any "Unfunded Pension Liability." For purpose of this Agreement, Unfunded Pension Liability shall mean, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

           (ix) Except as reflected in Section 5.01(p)(ix) of the Company Disclosure Schedule, there are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Company Benefit Plan or its assets,
     (ii) any Company ERISA Affiliate with respect to any plan that is subject to Section 412 of the Code, or (iii) any fiduciary with respect to any Company Benefit Plan or Company ERISA Affiliate Plan for which the Company, its Subsidiaries, or any Company ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

           (x) Except as reflected in Section 5.01(p)(x) of the Company Disclosure Schedule, within the last six years, neither the Company, any Subsidiary, nor any Company ERISA Affiliate has transferred any assets or liabilities of a Company Benefit Plan or Company ERISA Affiliate Plan that was subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may be subject to Section 4069 of ERISA. No event has occurred which would result in any liability under Sections 4063, 4064, 4071 or 4243 of ERISA, and neither the Company, any of its Subsidiaries or any Company ERISA Affiliate has any outstanding liability under Title IV of ERISA with respect to any Company Benefit Plan or Company ERISA Affiliate Plan.

           (xi) Neither the Company, any Subsidiary, nor any Company ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any employee benefit plan within the meaning of
     Section 3(3) of ERISA.

           (xii) Except as reflected in Section 5.01(p)(xii) of the Company Disclosure Schedule, no Company Benefit Plan that is a non-tax qualified deferred compensation plan has any unfunded liability.

           (xiii) Neither the Parent nor its affiliates will have (i) an obligation to make contribution(s) to any multiemployer plan (as defined in Section 3(37) of ERISA), or (ii) any Withdrawal Liability within the meaning of Sections 4201 and 4204 of ERISA (whether imposed and not yet paid or calculated assuming a complete or partial withdrawal of the Company, any Subsidiary, or any Company ERISA Affiliate as of such date not yet imposed) which it would not have had if it had not entered into the transactions described in this Agreement.

           (xiv) Each Company Benefit Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 609 of ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Neither the Company, any Subsidiary, nor any Company ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c)) and no Company ERISA Affiliate has incurred a tax under Section 5000(a) of the Code which could become a liability of the Company, any Subsidiary, or any Company ERISA Affiliate. Except as reflected in Section 5.01(p)(xiv) of the Company Disclosure Schedule, neither the Company, any of its Subsidiaries nor any Company ERISA Affiliate maintains, sponsors or provides, or has maintained, sponsored or provided, post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code or under the continuation of coverage provisions of the law of any state or locality, and at the sole expense of the participant or the beneficiary of the participant.

           (xv) Subject to applicable law and the provisions of this Agreement, the Company and its Subsidiaries may amend or terminate any retiree health or life benefit under any Company Benefit Plan at any time without incurring any liability thereunder. The Company and its Subsidiaries have complied with the requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Company Benefit Plan that provides welfare benefits. Neither the Company nor its Subsidiaries maintain any plan which is an "employee welfare benefit plan" (as such term is defined under Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976 of the Code.

     (q)   Labor Matters. Neither the Company nor any of its Subsidiaries is
           -------------
party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's Knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (r)   Environmental Matters. (i) The Company and its Subsidiaries are in
           ---------------------
compliance with applicable Environmental Laws; (ii) to the Company's Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) to the Company's Knowledge, neither the Company nor any of its Subsidiaries could be deemed under applicable law to be the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) to the Company's Knowledge, neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; and
(vii) to the Company's Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law or adversely affect the value of any Company Loan Property.

     (s)   Tax Matters.
           -----------

           (i)(A) All Tax Returns required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been timely filed, (B) all such Tax Returns are accurate and complete, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been timely paid in full or have been adequately reserved for in accordance with GAAP, (D) the United States federal, state and local income Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate taxing authority for the periods set forth in Section 5.01(s) of the Company Disclosure Schedule or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, except any such amount as is being contested in good faith and has been adequately reserved for in accordance with GAAP, (F) no material issues have been raised by the relevant taxing authority in connection with any audit, action, suit or proceeding which is currently pending with respect to any of the Tax Returns referred to in clause (A), (G) neither the Company nor any of its Subsidiaries has agreed to any currently effective waiver of any statute of limitation with respect to the assessment or collection of any Taxes of the Company or any of its Subsidiaries and (H) there are no liens for taxes (other than taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries.

           (ii) The Company has made available to Parent true and correct copies of the federal, state and local income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before June 30, 2004.

           (iii) Neither the Company nor any of its Subsidiaries is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

           (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than an agreement with a group the common parent of which is the Company or any predecessor of the Company), is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company or any predecessor of the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

           (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries within the past five years.

           (vi) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method that would result in an adjustment in the taxable income of the Company or any of its Subsidiaries.

           (vii) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

           (viii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Merger and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

           (ix) As of the date hereof, neither the Company nor any of its Subsidiaries has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that is reasonably likely to prevent or impede the Bank Merger or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the opinion of tax counsel referred to in Section 7.01(e) from being obtained on a timely basis.

          (x) Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code within the past five years.

     (t)   Investment Securities. Section 5.01(t) of the Company Disclosure
           ---------------------
Schedule sets forth a true, correct and complete list of the investment securities and mortgage backed securities held for sale and held for investment by the Company and its Subsidiaries, (the "Company Investment Securities") as of December 31, 2004, as well as, with respect to such securities, their respective book and market values (or estimated market values) and coupon rates. Except for pledges to secure public and trust deposits, Federal Home Loan Bank advances and repurchase agreements entered into in arms'-length transactions in the ordinary course of business with customary commercial terms and conditions and other pledges required by law, none of the Company Investment Securities is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding any such investment security to freely dispose of such investment security at any time. Except as set forth in Section 5.01(t) of the Company Disclosure Schedule, no Company Investment Security held by the Company or any of its Subsidiaries, were it to be a Loan held by the Company or any of its Subsidiaries, would be classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import.

     (u)   Derivative Transactions.
           -----------------------

           (i) All Derivative Transactions entered into by the Company or any of its Subsidiaries or for the account of any of its customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. The Company and its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

           (ii) Except as set forth in Section 5.01(u)(ii) of the Company Disclosure Schedule, no Derivative Transaction, were it to be a Loan held by the Company or any of its Subsidiaries, would be classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," `Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import. The financial position and results of operations of the Company and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction have been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied, and, except set forth in Section 5.01(u)(ii) of the Company Disclosure Schedule, as of the date hereof, no open exposure of the Company or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $250,000.

     (v)   Loans; Nonperforming and Classified Assets.
           ------------------------------------------

           (i) Except as set forth in Section 5.01(v)(i) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any written or oral (A) Loan of the Company or any Company Subsidiary (collectively, the "Company Loans") under the terms of which the obligor was, as of December 31, 2004, over sixty days delinquent in payment of principal or interest or to the Knowledge of the Company in default of any other provision, or (B) Company Loan with any director, executive officer or five percent or greater shareholder of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing. Section 5.01(v)(i) of the Company Disclosure Schedule identifies
     (A) each Company Loan that as of December 31, 2004 was classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import by the Company, any Company Subsidiary or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Company Loan and the identity of the borrower thereunder, and (B) each asset of the Company or any Company Subsidiary that as of December 31, 2004 was classified as OREO and the book value thereof as of such date.

           (ii) Each Company Loan (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid Liens which have been perfected and (C) to the Knowledge of the Company, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (iii) The loan documents with respect to each Company Loan were in material compliance with applicable laws and regulations and the Company's lending policies at the time of origination or acquisition of such Company Loans and are complete and correct.

           (iv) Neither the Company nor any of its Subsidiaries is a party to a ny agreement or arrangement with (or otherwise obligated to) any Person which obligates the Company or any of its Subsidiaries to repurchase from any such Person any Company Loan or other asset of the Company or any of its Subsidiaries.

     (w)   Tangible Properties and Assets.
           ------------------------------

           (i) Section 5.01(w)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned by the Company or any Company Subsidiary. Except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, each of the Company and the Company Subsidiaries has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (A) statutory Liens for amounts not yet delinquent and (B) Liens that, individually and in the aggregate, are not material in character, amount or extent, or do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

           (ii) Section 5.01(w)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which each of the Company or any Company Subsidiary uses or occupies or has the right to use or occupy, now or in the future, real property (the "Company Leases"). Each Company Lease is a valid and binding obligation of the Company or its applicable Subsidiary and is in full force and effect and, as of the date hereof, neither the Company nor any Company Subsidiary has received a written notice of, and otherwise has no Knowledge of, any default or termination (prior to expiration of the term) with respect to any Company Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by the Company or any Company Subsidiary of, or material default by the Company or any Company Subsidiary in, the performance of any covenant, agreement or condition contained in any Company Lease, and to the Company's Knowledge, no lessor under a Company Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Company Lease. The Company and the Company Subsidiaries have paid all rents and other charges to the extent due under the Company Leases.

     (x)   Intellectual Property. The Company and its Subsidiaries own or have a
           ---------------------
valid license to use all Intellectual Property used in or held for use in the conduct of the business of the Company or any of its Subsidiaries (the "Company Intellectual Property") and the Company Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of the Company and its Subsidiaries as currently conducted. The Company Intellectual Property owned by the Company or any of its Subsidiaries, and to the Knowledge of the Company, all other Company Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither the Company nor any of its Subsidiaries has received notice challenging the validity or enforceability of any Company Intellectual Property. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any Person.

     (y)   Fiduciary Accounts. The Company and each of its Subsidiaries has
           ------------------
properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company or any of its Subsidiaries, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (z)   Insurance.
           ---------

           (i) Section 5.01(z)(i) of the Company Disclosure Schedule identifies all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries, other than credit-life policies (the "Company Insurance Policies"), including the insurer, policy numbers and any pending claims thereunder involving more than $100,000. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All Company Insurance Policies are in full force and effect, the Company and its Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion.

           (ii) Section 5.01(z)(ii) of the Company Disclosure Schedule sets forth a true and correct summary description of all bank-owned life insurance owned by the Company or any of its Subsidiaries. The value of such bank-owned life insurance is fairly and accurately reflected in the Company financial statements included in the Company SEC Reports in accordance with GAAP consistently applied.

     (aa)  Transactions with Affiliates. All "covered transactions" between the
           ----------------------------
Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the regulations of the Federal Reserve Board thereunder.

     (bb)  Fairness Opinion. Prior to the execution of this Agreement, the
           ----------------
Company Board has received the written opinion of the Company Financial Advisor to the effect that as of the date hereof, and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     (cc)  Company Information. The information relating to the Company and its
           -------------------
Subsidiaries to be provided by the Company or its representatives in writing for inclusion in the Proxy Statement/Prospectus, the Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof as relate to or are supplied by Parent or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act.

     (dd)  Disclosure. The representations and warranties contained in this
           ----------
Section 5.01 are true, correct and complete and do not omit to state any material fact necessary in order to make the statements and information contained in this Section 5.01 not misleading under the circumstances.

     5.02  Representations and Warranties of Parent. Except as set forth in a
           ----------------------------------------
disclosure schedule delivered by Parent to the Company (the "Parent Disclosure Schedule") prior to the date hereof (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties set forth below or its covenants in Article IV or VI, provided, that (i) no such item is required to be set forth in Parent Disclosure Schedule as an exception to any representation or warranty of Parent if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 9.02 and (ii) the mere inclusion of an item in Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is or would be reasonably likely to result in a Material Adverse Effect with respect to Parent), Parent hereby represents and warrants to the Company as follows:

     (a)   Corporate Organization. Parent is duly organized and validly existing
           ----------------------
under the laws of the Commonwealth of Pennsylvania. Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. Parent has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Parent is duly registered as a savings and loan holding company under the Home Owners Loan Act, as amended. Parent Articles and Parent Bylaws, copies of which have been delivered or made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     (b)   Parent Capital Stock. The authorized capital stock of Parent consists
           --------------------
solely of 40,000,000 shares of Parent Common Stock, of which 9,785,105 shares were outstanding as of the date hereof, and 5,000,000 shares of Parent Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, 1,647,363 shares of Parent Common Stock were held in treasury by Parent or otherwise directly or indirectly owned (other than in a fiduciary capacity) by Parent and no shares of Parent Common Stock were reserved for issuance, other than pursuant to the terms of this Agreement and 1,126,155 shares of Parent Common Stock reserved for issuance pursuant to Parent Stock Plans, including 977,076 shares reserved for issuance upon the exercise of options outstanding as of the date hereof, in accordance with their terms. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent and Parent does not have any Contract to authorize, issue or sell any shares of Parent Common Stock, Parent Preferred Stock or Rights, except for (i) shares of Parent Common Stock issuable pursuant to Parent Stock Plans and upon exercise or vesting of Rights granted pursuant thereto and (ii) by virtue of this Agreement. At the Effective Time, the shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

     (c)   Subsidiaries; Equity Investments.
           --------------------------------

           (i) (A) Section 5.02(c)(i) of Parent Disclosure Schedule lists the name, jurisdiction of incorporation and record and beneficial owners of the outstanding shares of capital stock for each direct or indirect Subsidiary of Parent, (B) Parent owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Parent or any of its wholly owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities and (F) all the equity securities of Parent's Subsidiaries held by Parent or its Subsidiaries are fully paid and nonassessable and are owned by Parent or its Subsidiaries free and clear of any Liens.

           (ii) Each of Parent's Subsidiaries (A) has been duly organized and is validly existing under the laws of the jurisdiction of its organization,
     (B) has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as now conducted and (C) is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of Parent, copies of which have been delivered or made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

           (iii) Parent Bank is the only Subsidiary of Parent that is an insured depository institution. The deposit accounts of Parent Bank are insured by the FDIC to the maximum extent provided by applicable law, and Parent Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

           (iv) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and for securities listed in Section 5.02(t) of the Parent Disclosure Schedule, Parent does not own beneficially, directly or indirectly, or have any Right with respect to, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Pittsburgh.

     (d)   Authority; No Violation.
           -----------------------

           (i) Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of all necessary consents and approvals of Governmental Authorities, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Parent and Parent Board on or prior to the date hereof. Parent Board has directed that this Agreement be submitted to Parent's shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the votes cast at a meeting of Parent's shareholders at which a quorum is present, no other vote of the shareholders of Parent is required by law, Parent Articles, Parent Bylaws or otherwise to approve this Agreement and the transactions contemplated hereby. Parent has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding obligation of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

           (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in Section 5.02(e) and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by Parent, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries, or any of their respective properties or assets or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     (e)   Consents and Approvals. No consents or approvals of, or waivers by,
           ----------------------
or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent and any of its Subsidiaries in connection with the execution, delivery or performance by Parent of this Agreement, or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by, as applicable, the Federal Reserve Board, the OTS, the Department and the NASD,
(ii) any required filing under the HSR Act, (iii) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement to the shareholders of Parent and the Company, respectively, for approval and the issuance of Parent Common Stock in the Merger, (iv) the filing of a notification of listing of additional shares with the Nasdaq, (v) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the PBCL and the Articles of Combination with the OTS and the Pennsylvania Secretary of State and (vi) the approval of this Agreement by the holders of the outstanding shares of Parent Common Stock and by the holders of outstanding shares of Company Common Stock. As of the date hereof, Parent is not aware of any reason why the consents and approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in the proviso clause in such section.

     (f)   Financial Statements. Parent has previously made available to the
           --------------------
Company copies of (i) the consolidated statements of financial condition of Parent and its Subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the fiscal years 2002 through 2004, inclusive, as included in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC under the Exchange Act, accompanied by the audit report of KPMG LLP, independent public accountants with respect to Parent, and (ii) the unaudited consolidated statements of financial condition of Parent and its Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations and cash flows for the three-month period then ended as included in Parent's Quarterly Report on Form 10-Q for the period ended September 30, 2004 filed with the SEC under the Exchange Act. The June 30, 2004 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.02(f) (including the related notes, where applicable) fairly present, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. KPMG LLP has not resigned or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (g)   Undisclosed Liabilities; Corporate Records.
           ------------------------------------------

           (i) Except for (i) those liabilities and obligations that are fully reflected (in a footnote or otherwise) or reserved for in the consolidated financial statements of Parent included in, or are otherwise disclosed in, its Annual Report on Form 10-K for the year ended June 30, 2004, as filed with the SEC prior to the date of this Agreement, (ii) liabilities incurred since June 30, 2004 in the ordinary course of business consistent with past practice and (iii) liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and its Subsidiaries do not have, and since June 30, 2004, Parent and its Subsidiaries have not incurred any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Parent's financial statements in accordance with GAAP).

           (ii) The books and records of Parent and its Subsidiaries have been and are being maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The minute books of Parent and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since June 30, 2001 of their respective shareholders and boards of directors (including committees of their respective boards of directors).

     (h)   Absence of Certain Changes or Events. Except as reflected in Parent's
           ------------------------------------
unaudited balance sheet as of September 30, 2004, since June 30, 2004, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parent.

     (i)   Disclosure Controls and Procedures. Since not later than August 29,
           ----------------------------------
2002, Parent has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed and maintained to ensure that (i) all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Parent required under the Exchange Act with respect to such reports. In addition, Parent and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's auditors and the audit committee of Parent Board, (i) any significant weaknesses or deficiencies in the design or operation of its internal controls which could adversely affect in any material respect Parent's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls, and Parent has made available to the Company a summary of any such disclosure made by management to Parent's auditors and the audit committee of Parent Board since June 30, 2002. None of Parent's or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Parent or its Subsidiaries' or its accountants.

     (j)   SEC Reports. Parent has previously made available to the Company a
           -----------
true, correct and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed since June 30, 2001 by Parent with the SEC pursuant to the Securities Act or the Exchange Act, in each case as amended or supplemented (collectively, the "Parent SEC Reports"), and (ii) communication mailed by Parent to its shareholders since June 30, 2001, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Parent has timely filed all Parent SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent SEC Reports complied with the published rules and regulations of the SEC with respect thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under
Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated, or to the Knowledge of Parent is threatened, against Parent by the SEC relating to disclosures contained in any Parent SEC Reports.

     (k)   Regulatory Matters.
           ------------------

           (i) Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 2001 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of Parent and its Subsidiaries, no Governmental Authority has initiated any proceeding, or to the Knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries, since June 30, 2001. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries. Each of Parent and Parent Bank is "well capitalized" as defined in applicable laws and regulations, and Parent Bank has a Community Reinvestment Act rating of "satisfactory" or better.

           (ii) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, any Governmental Authority, other than those generally applicable to savings and loan holding companies, savings associations and their affiliates. Neither Parent nor any of its Subsidiaries has been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (l)   Legal Proceedings.
           -----------------

           (i) Section 5.02(l)(i) of Parent Disclosure Schedule contains a true and correct summary description as of the date hereof of any pending or, to Parent's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries, including the venue, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies sought.

           (ii) Except as set forth in Section 5.02(l)(ii) of Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries in which, to the Knowledge of Parent, there is a reasonable probability of any material recovery against or other Material Adverse Effect on Parent.

     (m)   Compliance with Laws. Each of Parent and its Subsidiaries:
           --------------------

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Sarbanes-Oxley Act of 2002, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's Knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since June 30, 2001, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's Knowledge, do any grounds for any of the foregoing exist).

     (n)   Certain Contracts; Defaults.
           ---------------------------

           (i) Except as set forth in Section 5.02(n)(i) of Parent Disclosure Schedule and documents entered into pursuant to the terms of this Agreement or for documents filed as exhibits to Parent's SEC documents, neither Parent nor any of its Subsidiaries is a party to, bound by or subject to any Contract as of the date hereof (A) with respect to the employment of any directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of Parent or its Subsidiaries to indemnification from Parent or its Subsidiaries (other than the indemnity provisions in Parent Articles and Parent Bylaws and comparable provisions in the charter, articles of incorporation or bylaws of Parent's Subsidiaries),
     (C) which is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in Parent's SEC Reports, (D) which materially restricts the conduct of any business by Parent or any of its Subsidiaries or upon consummation of the Merger would materially restrict the ability of the Surviving Corporation to engage in any business in which a savings and loan holding company may lawfully engage under the Home Owners' Loan Act, as amended or (E) any Contract, other than a Loan or a Derivative Transaction but including data processing, software programming and licensing contracts, that involves expenditures or receipts by Parent or any of its Subsidiaries in excess of $250,000 per year. Parent has previously delivered or made available to the Company true, complete and correct copies of each such document.

           (ii) Each Contract to which Parent or any of its Subsidiaries is a party, by which any of its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, is a valid and legally binding obligation of Parent or a Subsidiary of Parent, as applicable, and to the Knowledge of Parent, the other party or parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles). Neither Parent nor any of its Subsidiaries is in default under any Contract to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (o)   Brokers. Except with respect to the fees to be paid to Parent
           -------
Financial Advisor, none of Parent, any Subsidiary of Parent or any of their respective directors or officers has incurred any liability for any broker's fees, commissions or finder's fees in connection with of the transactions contemplated hereby for which the Parent, any of its Subsidiaries or any of their respective directors or officers would be liable.

     (p)   Employee Benefit Plans.
           ----------------------

           (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Parent and its Subsidiaries and current or former directors of Parent and its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based incentive and bonus plans (the "Parent Benefit Plans"), are identified in
     Section 5.02(p)(i) of Parent Disclosure Schedule. Parent has delivered or made available to Parent prior to the date of this Agreement true, correct and complete copies of the following documents: (A) each of

     Parent Benefit Plans, (B) all trust agreements or other funding arrangements for Parent Benefit Plans (including insurance Contracts) and all amendments thereto (all of which are disclosed in Section 5.02(p)(i) of Parent Disclosure Schedule), (C) with respect to any such Parent Benefit Plans or amendments, the most recent determination letters and all rulings, opinion letters (and any pending requests for rulings or letters), information letters or advisory opinions issued by the IRS, the United States Department of Labor or the PBGC, (D) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Parent Benefit Plans with respect to the last three plan years and (E) the most recent summary plan descriptions and any material modifications thereto.

           (ii) All Parent Benefit Plans are in all material respects in compliance with the applicable terms of ERISA, the Code and any other applicable laws and regulations. Each Parent Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Parent Pension Plan") and which is intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the IRS covering all changes in Tax laws prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and, to Parent's Knowledge, there are no circumstances that would reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such Parent Pension Plan under Section 401(a) of the Code. Each trust created under any Parent Benefit Plan subject to ERISA has been determined to be exempt from Tax under Section 501(a) of the Code and, to Parent's Knowledge, there are no circumstances that would reasonably be expected to result in revocation of such exemption.

           (iii) There is no pending or, to Parent's Knowledge, threatened litigation relating to Parent Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Benefit Plan or Parent Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof or the Effective Date, would reasonably be expected to subject Parent or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

           (iv) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan" (which for purpose hereof includes the Financial Institutions Retirement Fund) within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (a "Parent ERISA Affiliate"). Neither Parent nor any of its Subsidiaries has incurred in the six years prior to the date hereof, and neither expects to incur, any withdrawal liability with respect to a multiple employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section

     4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any Parent ERISA Affiliate within the 12-month period ending on the date hereof or, to Parent's Knowledge, will be required to be filed in connection with the transactions contemplated by this Agreement. None of Parent, any of its Subsidiaries, or any Parent ERISA Affiliate has ever participated in, maintained, sponsored, contributed to or incurred a liability (actual or contingent) with respect to a multiemployer plan (within the meaning of
     Section 4001 of ERISA).

           (v) All contributions required to be made under the terms of any Parent Benefit Plan have been timely made or have been reflected on the financial statements of Parent included in Parent's SEC Reports to the extent required by the terms of any such Parent Benefit Plan and to the extent required by GAAP and there is no Lien, nor is there expected to be a Lien, under Section 412(n) of the Code or Section 302(f) of ERISA or Tax under Section 4971 of the Code imposed against any Parent Benefit Plan. Neither any Parent Pension Plan nor any single-employer plan of a Parent ERISA Affiliate (a "Parent ERISA Affiliate Plan") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and, to the Knowledge of Parent, no ERISA Affiliate has an outstanding funding waiver. Neither Parent nor any of its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of a Parent ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

           (vi) Neither Parent nor any of its Subsidiaries is a "fiduciary" within the meaning of that term as defined under ERISA with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), other than an employee benefit plan which covers solely the employees and independent contractors of Parent and its Subsidiaries.

           (vii) Except as reflected in Section 5.02(p)(vii) of the Parent Disclosure Schedule, no Parent Pension Plan or Parent ERISA Affiliate Plan (including for the purpose of this subsection, the Financial Institutions Retirement Fund) that is subject to Title IV of ERISA has any "Unfunded Pension Liability."

           (viii) Except as reflected in Section 5.02(p)(viii) of the Parent Disclosure Schedule, there are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Parent Benefit Plan or its assets,
     (ii) any Parent ERISA Affiliate with respect to any plan that is subject to
     Section 412 of the Code, or (iii) any fiduciary with respect to any Parent Benefit Plan or Parent ERISA Affiliate Plan for which Parent, its Subsidiaries, or any Parent ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

           (ix) Except as reflected in Section 5.02(p)(ix) of the Parent Disclosure Schedule, within the last six years, neither Parent, any Subsidiary, nor any Parent ERISA Affiliate has transferred any assets or liabilities of a Parent Benefit Plan or Parent ERISA Affiliate Plan that was subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may be subject to Section 4069 of ERISA. No event has occurred which would result in any liability under Sections 4063, 4064, 4071 or 4243 of ERISA, and neither Parent, any of its Subsidiaries or any Parent ERISA Affiliate has any outstanding liability under Title IV of ERISA with respect to any Parent Benefit Plan or Parent ERISA Affiliate Plan.

           (x) Neither Parent, any Subsidiary, nor any Parent ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any employee benefit plan within the meaning of Section 3(3) of ERISA.

           (xi) Except as reflected in Section 5.02(p) of the Parent Disclosure Schedule, no Parent Benefit Plan that is a non-tax qualified deferred compensation plan has any unfunded liability.

           (xii) Each Parent Benefit Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 609 of ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Neither Parent, any Subsidiary, nor any Parent ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c)) and no Parent ERISA Affiliate has incurred a tax under Section 5000(a) of the Code. Except as reflected in Section 5.02(p)(xii) of the Parent Disclosure Schedule, neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate maintains, sponsors or provides, or has maintained, sponsored or provided, post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code or under the continuation of coverage provisions of the law of any state or locality, and at the sole expense of the participant or the beneficiary of the participant.

           (xiii) Subject to applicable law and the provisions of this Agreement, Parent and its Subsidiaries may amend or terminate any retiree health or life benefit under any Parent Benefit Plan at any time without incurring any liability thereunder. Parent and its Subsidiaries have complied with the requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Parent Benefit Plan that provides welfare benefits. Neither Parent nor its Subsidiaries maintain any plan which is an "employee welfare benefit plan" (as such term is defined under Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976 of the Code.

     (q)   Labor Matters. Neither Parent nor any of its Subsidiaries is a party
           -------------
to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Parent or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Parent's Knowledge, threatened, nor is Parent or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (r)   Environmental Matters. (i) Parent and its Subsidiaries are in
           ---------------------
compliance with applicable Environmental Laws; (ii) to Parent's Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Parent or any of its Subsidiaries, or any property in which Parent or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Parent Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) to Parent's Knowledge, neither Parent nor any of its Subsidiaries could be deemed under applicable law to be the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Parent Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) to Parent's Knowledge, neither Parent nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Parent nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; and (vii) to Parent's Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Parent or any of its Subsidiaries, any currently or formerly owned or operated property, or any Parent Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Parent or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law or adversely affect the value of any Parent Loan Property.

     (s)   Tax Matters.
           -----------

           (i)(A) All Tax Returns required to be filed (taking into account any extensions of time within which to file) by or with respect to Parent and its Subsidiaries have been timely filed, (B) all such Tax Returns are accurate and complete, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been timely paid in full or have been adequately reserved for in accordance with GAAP, (D) the United States federal, state and local income Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate taxing authority for the periods set forth in Section 5.02(s) of

     Parent Disclosure Schedule or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, except any such amount as is being contested in good faith and has been adequately reserved for in accordance with GAAP, (F) no material issues have been raised by the relevant taxing authority in connection with any audit, action, suit or proceeding which is currently pending with respect to any of the Tax Returns referred to in clause (A), (G) neither Parent nor any of its Subsidiaries has agreed to any currently effective waiver of any statute of limitation with respect to the assessment or collection of any Taxes of Parent or any of its Subsidiaries and (H) there are no liens for taxes (other than taxes not yet due and payable) upon the assets of Parent or any of its Subsidiaries.

           (ii) Parent has made available to the Company true and correct copies of the federal, state and local income Tax Returns filed by Parent and its Subsidiaries for each of the three most recent fiscal years ended on or before June 30, 2004.

           (iii) Neither Parent nor any of its Subsidiaries is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

           (iv) Neither Parent nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than an agreement with a group the common parent of which is Parent or any predecessor of Parent), is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was Parent or any predecessor of Parent) or otherwise has any liability for the Taxes of any Person (other than Parent and its Subsidiaries).

           (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Parent or any of its Subsidiaries within the past five years.

           (vi) Neither Parent nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and the IRS has not initiated or proposed in writing any such adjustment or change in accounting method that would result in an adjustment in the taxable income of the Parent or any of its Subsidiaries.

           (vii) Neither Parent nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

           (viii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Merger and (B) all Taxes that Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

           (ix) As of the date hereof, neither Parent nor any of its Subsidiaries has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that is reasonably likely to prevent or impede the Bank Merger or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the opinion of tax counsel referred to in Section 7.01(e) from being obtained on a timely basis.

           (x) Neither Parent nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code within the past five years.

     (t)   Investment Securities. Section 5.02(t) of Parent Disclosure Schedule
           ---------------------
sets forth a true, correct and complete list of the investment securities and mortgage backed securities held for sale and held for investment by Parent and its Subsidiaries, (the "Parent Investment Securities") as of December 31, 2004, as well as, with respect to such securities, their respective book and market values (or estimated market values) and coupon rates. Except for pledges to secure public and trust deposits, Federal Home Loan Bank advances and repurchase agreements entered into in arms'-length transactions in the ordinary course of business with customary commercial terms and conditions and other pledges required by law, none of Parent Investment Securities is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding any such investment security to freely dispose of such investment security at any time. Except as set forth in Section 5.02(t) of Parent Disclosure Schedule, no Parent Investment Security held by Parent or any of its Subsidiaries, were it to be a Loan held by Parent or any of its Subsidiaries, would be classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import.

     (u)   Loans; Nonperforming and Classified Assets.
           ------------------------------------------

           (i) Except as set forth in Section 5.02(u)(i) of Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to any written or oral (A) Loan of Parent or any Parent Subsidiary (collectively, the "Parent Loans") under the terms of which the obligor was, as of December 31, 2004, over sixty days delinquent in payment of principal or interest or to the Knowledge of Parent in default of any other provision, or (B) Parent Loan with any director, executive officer or five percent or greater shareholder of Parent or any of its Subsidiaries, or to the Knowledge of Parent, any Person controlling, controlled by or under common control with any of the foregoing. Section 5.02(u)(i) of Parent Disclosure Schedule identifies (A) each Parent Loan that as of December 31, 2004 was classified as "Special Mention," "Substandard," "Doubtful,"

     "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import by Parent, any Parent Subsidiary or any OTS examiner, together with the principal amount of and accrued and unpaid interest on each such Parent Loan and the identity of the borrower thereunder, and (B) each asset of Parent or any Parent Subsidiary that as of December 31, 2004 was classified as OREO and the book value thereof as of such date.

           (ii) Each Parent Loan (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid Liens which have been perfected and (C) to the Knowledge of Parent, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (iii) The loan documents with respect to each Parent Loan were in material compliance with applicable laws and regulations and Parent's lending policies at the time of origination or acquisition of such Parent Loans and are complete and correct.

           (iv) Neither Parent nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Parent or any of its Subsidiaries to repurchase from any such Person any Parent Loan or other asset of Parent or any of its Subsidiaries.

     (v)   Tangible Properties and Assets.
           ------------------------------

           (i) Section 5.02(v)(i) of Parent Disclosure Schedule sets forth a true, correct and complete list of all real property owned by Parent or any Parent Subsidiary. Except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, each of Parent and the Parent Subsidiaries has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (A) statutory Liens for amounts not yet delinquent and (B) Liens that, individually and in the aggregate, are not material in character, amount or extent, or do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

           (ii) Section 5.02(v)(ii) of Parent Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which each of Parent or any Parent Subsidiary uses or occupies or has the right to use or occupy, now or in the future, real property (the "Parent Leases"). Each Parent Lease is a valid and binding obligation of Parent or its applicable Subsidiary and is in full force and effect and, as of the date hereof, neither Parent nor any Parent Subsidiary has received a written notice of, and otherwise has no Knowledge of, any default or termination (prior to expiration of the term) with respect to any Parent Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by Parent or any Parent Subsidiary of, or material default by Parent or any Parent Subsidiary in, the performance of any covenant, agreement or condition contained in any Parent Lease, and to Parent's Knowledge, no lessor under a Parent Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Parent Lease. Parent and Parent Subsidiaries have paid all rents and other charges to the extent due under Parent Leases.

     (w)   Intellectual Property. Parent and its Subsidiaries own or have a
           ---------------------
valid license to use all Intellectual Property used in or held for use in the conduct of the business of Parent or any of its Subsidiaries (the "Parent Intellectual Property") and the Parent Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Parent and its Subsidiaries as currently conducted. The Parent Intellectual Property owned by Parent or any of its Subsidiaries, and to the Knowledge of Parent, all other Parent Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither Parent nor any of its Subsidiaries has received notice challenging the validity or enforceability of any Parent Intellectual Property. To the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any Person.

     (x)   Fiduciary Accounts. Parent and each of its Subsidiaries has properly
           ------------------
administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent or any of its Subsidiaries, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (y)   Insurance.
           ---------

           (i) Section 5.02(y)(i) of Parent Disclosure Schedule identifies all of the material insurance policies, binders, or bonds currently maintained by Parent or any of its Subsidiaries, other than credit-life policies (the "Parent Insurance Policies"), including the insurer, policy numbers and any pending claims thereunder involving more than $100,000. Parent and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Parent reasonably has determined to be prudent in accordance with industry practices. All Parent Insurance Policies are in full force and effect, Parent and its Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion.

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

           (ii) Section 5.02(y)(ii) of Parent Disclosure Schedule sets forth a true and correct summary description of all bank-owned life insurance owned by Parent or any of its Subsidiaries. The value of such bank-owned life insurance is fairly and accurately reflected in the Parent financial statements included in Parent SEC Reports in accordance with GAAP consistently applied.

     (z)   Transactions with Affiliates. All "covered transactions" between
           ----------------------------
Parent Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the regulations of the Federal Reserve Board thereunder.

     (aa)  Parent Information. The information relating to Parent and its
           ------------------
Subsidiaries to be provided by Parent or its representatives in writing for inclusion in the Proxy Statement/Prospectus, the Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act.

     (bb)  Financial Ability. On the Effective Date and through the date of
           -----------------
payment of the Aggregate Cash Consideration, Parent will have all funds necessary to complete the Merger and pay the Aggregate Cash Consideration.

     (cc)  Fairness Opinion. Prior to the execution of this Agreement, Parent
           ----------------
Board has received the written opinion of Parent Financial Advisor to the effect that as of the date hereof, and based upon and subject to the matters set forth therein, the Merger Consideration to be paid by Parent is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.

     (dd)  Derivative Transactions.
           -----------------------

           (i) All Derivative Transactions entered into by Parent or any of its Subsidiaries or for the account of any of its customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Parent and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. Parent and its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of Parent, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

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

           (ii) Except as set forth in Section 5.01(dd)(ii) of Parent Disclosure Schedule, no Derivative Transaction, were it to be a Loan held by Parent or any of its Subsidiaries, would be classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," `Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import. The financial position and results of operations of Parent and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction have been reflected in the books and records of Parent and such Subsidiaries in accordance with GAAP consistently applied, and, except set forth in Section 5.01(dd)(ii) of Parent Disclosure Schedule, as of the date hereof, no open exposure of Parent or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $250,000.

     (ee)  Disclosure. The representations and warranties contained in this
           ----------
Section 5.02 are true, correct and complete and do not omit to state any material fact necessary in order to make the statements and information contained in this Section 5.02 not misleading under the circumstances.


                                   ARTICLE VI

                                    COVENANTS

     6.01  Reasonable Best Efforts. Subject to the terms and conditions of this
           -----------------------
Agreement, each Party to this Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger promptly as practicable and the consummation of the Bank Merger immediately subsequent to the Merger, and otherwise to enable consummation of the Merger and the Bank Merger, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other Party hereto to that end, provided, however, that a Party shall not be obligated to take any action pursuant to the foregoing if it would or would be reasonably expected to result in a condition or restriction on the Surviving Corporation having an effect of the type referred to in the proviso clause in Section 7.01(b).

     6.02  Shareholder Approval.
           --------------------

     (a) The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as promptly as practicable after the Registration Statement is declared effective a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders in order to permit consummation of the transactions contemplated hereby, and except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at such meeting. The Company Board shall at all times prior to and during such meeting recommend approval of this Agreement and any other matters

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required to be approved by the Company's shareholders in order to permit consummation of the transactions contemplated hereby, and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying such recommendation (a "Change in Recommendation") if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided further that Section 6.07 shall govern a Change in Recommendation in the circumstances described therein. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be submitted to the shareholders of the Company for their approval at a meeting held in accordance with this Section 6.02 and nothing contained herein shall be deemed to relieve the Company of such obligation.

     (b) Parent agrees to take, in accordance with applicable law and the Parent Articles and Parent Bylaws, all action necessary to convene as promptly as practicable after the Registration Statement is declared effective a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Parent's shareholders in order to permit consummation of the transactions contemplated hereby, and except with the prior approval of the Company, no other matters shall be submitted for the approval of Parent shareholders at such meeting. The Parent Board shall at all times prior to and during such meeting recommend approval of this Agreement and any other matters required to be approved by Parent's shareholders in order to permit consummation of the transactions contemplated hereby, and shall take all reasonable lawful action to solicit such approval by its shareholders.

     6.03. Registration Statement.
           ----------------------

     (a) Parent agrees to prepare and file a registration statement on Form S-4 or other applicable form (as may be amended, the "Registration Statement") with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials constituting a part thereof (the "Proxy Statement/Prospectus") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above-referenced documents based on its Knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance and reasonably approve such Registration Statement prior to its filing. The Company agrees to reasonably cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisors and independent auditor in connection with the Registration Statement and the Proxy Statement/Prospectus. Provided that the Company has reasonably cooperated in all material respects as described above, Parent agrees to promptly file, or cause to be filed, the Registration Statement and the Proxy Statement/Prospectus with the SEC. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as

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

reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Parent and the Company shall promptly mail the Proxy Statement/Prospectus to their respective shareholders.

     (b) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04  Regulatory Filings.
           ------------------

     (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement (which applications shall include an application by Parent Bank to be filed with the OTS in order to exercise trust powers); and provided that the Company has reasonably cooperated in all material respects as described above, any initial filings with Governmental Authorities shall be made by Parent as promptly as reasonably practicable after the date hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any Governmental Authority or third party in connection with the transactions contemplated hereby. In exercising the foregoing right, each of Parent and the Company agrees to act reasonably and as promptly as practicable. Each of Parent and the Company agrees that it shall consult with the other Party with respect to the obtaining of all material permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary or advisable to consummate the transactions contemplated hereby, and each of Parent and the Company shall keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each of Parent and the Company agrees, upon request, to furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any third party or Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

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

     6.05  Public Announcements. The Company and Parent shall consult with each
           --------------------
other before issuing any press release, other public statement or broadly distributed internal communication with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement or broadly distributed internal communication without the prior consent of the other Party, which shall not be unreasonably withheld; provided, however, that Parent or the Company may, without the prior consent of the other Party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the requirements of the SEC or Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated hereby as reasonably requested by the other Party.

     6.06  Access; Information.
           -------------------

     (a) Each of the Parties agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other Party and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Parent or the Company, as the case may be, and its Subsidiaries and to such other information relating to Parent or the Company, as the case may be, or its Subsidiaries as such Party may reasonably request and, during such period, each Party shall furnish promptly to the other Party all information concerning the business, properties and personnel of Parent or the Company, as the case may be, or its Subsidiaries as such Party may reasonably request.

     (b) All information furnished by Parent or the Company to the other Party pursuant to Section 6.06(a) shall be subject to, and the other Party shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement, dated as of September 1, 2004, between the Company and Parent (the "Confidentiality Agreement").

     (c) No investigation by a Party of the business and affairs of the other Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of the Party to consummate the Merger.

     6.07. No Solicitation.
           ---------------

     (a) From the date of this Agreement through the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably

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

likely to lead to, any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. If, and only to the extent that, (i) the approval of this Agreement by the Company's shareholders has not occurred, (ii) the Company Board reasonably determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of the Company to comply with their respective fiduciary duties under applicable law in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the Company Board believes in good faith is a Superior Proposal and (iii) the Company provides notice to Parent of its decision to take such action in accordance with the requirements of Section 6.07(b), the Company may (1) furnish information with respect to the Company to any Person making such an Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside legal counsel) on terms substantially similar to, and no less favorable to the Company than, the terms contained in any such agreement between the Company and Parent, (2) participate in discussions or negotiations regarding such an Acquisition Proposal and (3) authorize any statement or recommendation in support of such an Acquisition Proposal and effect a Change in Recommendation.

     (b) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any Subsidiary by any Person that informs the Company Board or a member of the senior management of the Company or any Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any Subsidiary, and the material terms of any such Acquisition Proposal and any modification or amendment to such Acquisition Proposal. The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. The Company also shall promptly, and in any event within 24 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 6.07(a).

     (c) From the date of this Agreement through the Effective Time, Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Parent Acquisition Proposal, (ii) enter into any agreement with respect to a Parent Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Parent Acquisition Proposal or
(iv) make or authorize any statement or recommendation in support of any Parent Acquisition Proposal. If, and only to the extent that, the Parent Board reasonably determines in good faith, after consultation with its outside legal counsel, that such action would be appropriate in response to a bona fide, written Parent Acquisition Proposal not solicited in violation of this Section 6.07(c) and Parent provides notice to the Company of its decision to take such action in accordance with the requirements of Section 6.07(d), Parent may (1) furnish information with respect to Parent to any Person making such a Parent Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by Parent after consultation with its outside legal counsel) on terms substantially similar to, and no less favorable to Parent than, the terms contained in any such agreement between the Company and Parent, (2) enter into an agreement with respect to a Parent Acquisition Proposal, (3) participate in discussions or negotiations regarding such a Parent Acquisition Proposal and (4) authorize any statement or recommendation in support of such a Parent Acquisition Proposal.

     (d) Parent shall notify the Company promptly (but in no event later than 24 hours) after receipt of any Parent Acquisition Proposal, or any material modification of or material amendment to any Parent Acquisition Proposal, or any request for nonpublic information relating to Parent or any of its Subsidiaries or for access to the properties, books or records of Parent or any Subsidiary by any Person that informs Parent Board or a member of the senior management of Parent or any Subsidiary that it is considering making, or has made, a Parent Acquisition Proposal. Such notice to the Company shall be made orally and in writing, and shall indicate the identity of the Person making the Parent Acquisition Proposal or intending to make or considering making a Parent Acquisition Proposal or requesting non-public information or access to the books and records of Parent or any Subsidiary, and the material terms of any such Parent Acquisition Proposal and any modification or amendment to such Parent Acquisition Proposal. Parent shall keep the Company fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Parent Acquisition Proposal, indication or request. Parent also shall promptly, and in any event within 24 hours, notify the Company, orally and in writing, if it enters into discussions or negotiations concerning any Parent Acquisition Proposal in accordance with
Section 6.07(c). Parent shall provide written notice to the Company at least three business days in advance of its intention to enter into an agreement implementing any Parent Acquisition Proposal. Not later than three business days after receipt of such notice from Parent, the Company shall provide notice to Parent in writing whether it consents to Parent's entering into an agreement implementing any Parent Acquisition Proposal.

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

     (e) Each of the Parties and their respective Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the other Party) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than the other Party who have been furnished confidential information regarding such Party in connection with the solicitation of or discussions regarding an Acquisition Proposal or a Parent Acquisition Proposal, as the case may be, within the 12 months prior to the date hereof promptly to return or destroy such information. Each of the Parties agree not to, and to cause their respective Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which such Party or its Subsidiaries is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any person to make an Acquisition Proposal or a Parent Acquisition Proposal, as the case may be.

     (f) Each of the Parties shall ensure that their respective directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of such Party or its Subsidiaries are aware of the restrictions described in this Section 6.07 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.07 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of a Party or its Subsidiaries, at the direction or with the consent of such Party or its Subsidiaries, shall be deemed to be a breach of this Section 6.07 by such Party.

     (g) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or Parent Acquisition Proposal, as the case may be, provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

     6.08  Indemnification.
           ---------------

     (a) After the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent and on the same terms (including, without limitation, advancement of expenses) which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Bank and any other Subsidiary of the Company as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

     (b)   Any Indemnified Party wishing to claim indemnification under this
Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure actually prejudices the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnifying Party and the Indemnified Parties will cooperate reasonably in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld or delayed, and (iv) the Indemnifying Party shall have no obligation hereunder to the extent that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.

     (c) Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the persons serving as directors and officers of the Company immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing comparable terms and conditions as such policy or single premium tail coverage with policy limits equal to the Company's existing coverage limits and which is not less advantageous to such directors and officers) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Parent be required to expend for any one year an amount in excess of 200% of the current annual amount expended by the Company to maintain such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.08(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

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

     (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.08.

     (e) The provisions of this Section 6.08 shall survive the Merger and the Bank Merger, and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.09  Employees; Benefit Plans.
           ------------------------

     (a) Prior to the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries who become employees of Parent and its Subsidiaries (the "Transferred Employees") shall be entitled to participate, effective as soon as administratively practicable following the Effective Time, in each of the Parent Benefit Plans to the same extent as similarly-situated employees of Parent and its Subsidiaries, and the employees of PCIS will be eligible to participate in the Parent Benefit Plans (it being understood that inclusion of the employees of the Company and its Subsidiaries in Parent Benefit Plans may occur at different times with respect to different plans and that any grants to any former employee of the Company or its Subsidiaries under any Parent Stock Plan shall be discretionary with Parent). Notwithstanding the foregoing, Parent may determine to continue any of the employee benefit plans, programs or arrangements of the Company or any of its Subsidiaries for Transferred Employees in lieu of offering participation in Parent Benefit Plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of such benefit plans, or to merge any such benefit plans with Parent Benefit Plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the employees of Parent and Parent Bank generally. At the request of Parent, the Company and its Subsidiaries shall take all necessary action to cause its defined benefit pension plan to be frozen immediately prior to the Effective Time. Parent shall cause each Parent Benefit Plan, including the Parent Employee Stock Ownership Plan, in which Transferred Employees are eligible to participate to recognize, for purposes of determining eligibility to participate in and the vesting of benefits (but not for accrual of benefits) under Parent Benefit Plans the service of such Transferred Employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. The Company Designees shall be entitled to participate, effective as of the Effective Time, in each of the Parent Benefit Plans that the Parent Designees participate in, but shall not be credited for their past service provided to the Company or any of its Subsidiaries in any respect thereto.

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

     (b) If Transferred Employees become eligible to participate in a medical, dental, health or disability plan of Parent or its Subsidiaries, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health, dental or disability plans of Parent, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the plan year that includes the Effective Time prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Effective Time.

     (c) An employee of the Surviving Corporation or any of its Subsidiaries who was an employee of Parent or the Company or any of their respective Subsidiaries immediately prior to the Effective Time (other than in each case any employee who is party to an employment agreement or a severance or change-in-control agreement) whose employment terminates other than for "cause" during the one-year period following the Effective Time shall be entitled to receive severance payments from Parent or its Subsidiaries equal in amount to one week's base pay for each full year such employee was employed by Parent or the Company or their respective Subsidiaries or any successor or predecessor thereto, provided such terminated employee had at least two years of credited service and subject to a minimum of two weeks' severance and a maximum of 26 weeks' severance. For purposes of this Section 6.09(c), "cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar violations).

     (d) The Surviving Corporation shall honor, or cause to be honored, in accordance with their terms, all vested or accrued benefit obligations to, and contractual rights of, current and former employees and directors of the Company and its Subsidiaries, including without limitation any benefits or rights arising as a result of the Merger (either alone or in combination with any other event), which are identified in Section 5.01(p)(i) of the Company Disclosure Schedule, other than the contractual rights which are superseded by the new employment and severance agreements being entered into pursuant to Section 6.17(a) hereof.

     (e) The Company shall take all necessary action to cause the Company ESOP to be terminated as of the Effective Time. The Merger Consideration received by the Company ESOP trustee with respect to any unallocated shares of Company Common Stock shall be allocated as earnings to the accounts of all participants in the Company ESOP, in accordance with the Company ESOP's terms and conditions in effect as of the date of this Agreement, to the maximum extent permitted under the Code and applicable law. The accounts of all participants and beneficiaries in the Company ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time. As soon as practicable after the date hereof, but in no event later than 60 days after the date of this Agreement, the Company shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Company ESOP as of the Effective Time, with a copy to be provided to Parent and its counsel. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the Company ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. The dollar amount of the contributions to the Company ESOP from the date hereof through the Effective Date shall not exceed the amount of the contributions to the Company ESOP for the corresponding period in calendar 2004 unless otherwise required by law.

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

     (f) Except as otherwise provided in this Section 6.09, nothing contained in this Section 6.09 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Company Benefit Plan, Parent Benefit Plan or other contracts, arrangements, commitments or understandings in accordance with their terms and applicable law.

     6.10. The Bank Merger. Parent and the Company agree to take all action
           ---------------
necessary and appropriate to cause the Company Bank to merge with and into Parent Bank with Parent Bank surviving such Bank Merger (the "Surviving Bank") in accordance with applicable laws and regulations, it being the intention of the Parties that the Bank Merger be consummated as promptly as practicable upon consummation of the Merger. The agreement setting forth the terms of the merger of the Company Bank with and into Parent Bank (the "Bank Merger Agreement") and the related Articles of Combination, shall contain terms that are normal and customary in light of the transactions contemplated hereby, including but not limited to those set forth in Section 6.17, and such additional terms as are necessary to carry out the purposes of this Agreement.

     6.11. Advice of Changes. Parent and the Company shall promptly advise the
           -----------------
other Party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided that a failure to comply with this Section 6.11 shall not constitute the failure of any condition set forth in Article VII to be satisfied, or give rise to any right of termination under Section 8.01(d) or (e), unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied or the right to terminate this Agreement under Section 8.01(d) or (e), as the case may be. From time to time prior to the Effective Time (and on a date prior to the Closing Date mutually agreed to by the Parties), each of Parent and the Company will supplement or amend its Disclosure Schedules (other than those referred to in Section 6.17, which may not be modified without the prior written consent of the other Party hereto) delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the Company and Parent contained in Article V in order to determine the fulfillment of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, respectively, or the compliance by the Company and Parent with their respective covenants and agreements contained herein.

     6.12. Current Information. During the period from the date of this
           -------------------
Agreement to the Effective Time, the Parties will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other Party and to report the general status of the ongoing operations of Parent or the Company, as the case may be, and its Subsidiaries. Without limiting the foregoing, each of the Parties agrees to provide the other Party (or make available in the case of documents filed with the SEC) (i) within ten Business Days following the close of each calendar month between the date hereof and the Effective Time (20 Business Days in the case of the month of June), a consolidated statement of financial condition at the end of such month and comparative consolidated statements of operations for such month and the same month in the prior year, (ii) a copy of each report filed by Parent or the Company, as the case may be, and its Subsidiaries with a Governmental Authority within three Business Days following the filing thereof and (iii) monthly updates of the information required to be set forth in Section 5.01(v)(i) of the Company Disclosure Schedule or Section 5.02(u)(i) of the Parent Disclosure Schedule, as the case may be. Each of the Parties will promptly notify the other Party of any material change in the normal course of business or in the operation of the properties of such Party or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving such Party or any of its Subsidiaries, and will keep the other Party fully informed of such events.

     6.13. Affiliates. The Company shall use its reasonable best efforts to
           ----------
identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the Closing Date, a written agreement with respect to compliance with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be substantially in the form of Exhibit 6.13 hereto.

     6.14. Stock Listing. Parent shall provide appropriate notice to the Nasdaq
           -------------
to list the additional shares of Parent Common Stock to be issued in the Merger.

     6.15. Certain Policies. Prior to the Effective Date, each of the Company
           ----------------
and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan reserve, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 7.01(a) and 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.15 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

     6.16. Section 16 Matters. Parent and the Company agree that, in order to
           ------------------
most effectively compensate and retain Company Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that the Company Insiders not be subject to a risk of liability under
Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock into shares of Parent Common Stock and/or of Company Options into options to acquire Parent Common Stock, and for that compensatory and retentive purpose agree to the provisions of this Section 6.16. Assuming that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, Parent Board, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock and/or of options to acquire Parent Common Stock in exchange for Company Options pursuant to the Merger and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all material respects regarding the Company Insiders, the number of shares of Company Common Stock and/or Company Options held by each such Company Insider and expected to be exchanged for Parent Common Stock or options to acquire Parent Common Stock in the Merger and the number and description of the Company Options held by each such Company Insider; provided that the requirement for a description of any Company Options shall be deemed to be satisfied if copies of all Company Stock Plans, and forms of agreements evidencing grants thereunder, under which such Company Options have been granted have been made available to Parent. "Company Insiders" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

     6.17. Certain Other Agreements.
           ------------------------

     (a) Concurrently with the execution of this Agreement by the Company and Parent, Parent and Parent Bank shall enter into new employment agreements to be effective as of the Effective Date with the persons named in Section 6.17(a)(i) of the Parent Disclosure Schedule. Parent and Parent Bank intend to offer to enter into new severance agreements to be effective as of the Effective Date with the persons named in Section 6.17(a)(ii) of the Parent Disclosure Schedule. The forms of such employment and severance agreements are included in Section 6.17(a) of the Parent Disclosure Schedule.

     (b) Following the date of this Agreement and prior to the Effective Time, Parent shall take all action necessary to increase the size of its Board of Directors by one person to ten (10) members and to fill the vacancy created thereby. In addition, Parent shall take all action necessary to further increase the size of the Board of Directors of the Surviving Corporation to seventeen
(17) effective as of the Effective Time, consisting of the ten members of the Board of Directors of Parent immediately prior to the Effective Time (the "Parent Designees") and seven (7) members from the Company's Board of Directors as set forth in Section 6.17(b)(i) of the Company Disclosure Schedule (the "Company Designees") (the Parties hereto agree that Section 6.17(b)(i) of the Company Disclosure Schedule shall be delivered to Parent within 10 business days of the date of this Agreement). The directors from the Company Board of Directors shall be allocated among the three classes of the Board of Directors of the Surviving Corporation as set forth in Section 6.17(b)(i) of the Company Disclosure Schedule. For three years following the Effective Time, the size of the Board of Directors of the Surviving Corporation and the size of each class of directors shall not be changed without the approval of a majority of each of the (i) Parent Designees and (ii) Company Designees. In the event of the death, disability, resignation, removal or retirement of any of the Parent Designees or the Company Designees within the three-year period subsequent to the Effective Time, the Parties agree that the then remaining Parent Designees or Company Designees, as the case may be, shall be responsible for identifying successors to serve the remaining term of the departing Parent Designee or Company Designee, as the case may be (any such successors to the Parent Designees or the Company Designees, and any of their successors, shall also be considered for the purposes hereof to be "Parent Designees" or "Company Designees," as the case may
be). In addition, the Company Designees shall have proportional representation (or representation as close to proportional as possible) on the Executive, Audit, Compensation, Nominating and Corporate Governance and any other major committees of the Board of Directors of the Surviving Corporation for a period of three years following the Effective Time. Parent's current Chairman of the Board, William W. Langan, shall be succeeded in such position by the current Vice Chairman of Parent's Board of Directors, Rosemary C. Loring (or her successor who shall be a Parent Designee), upon Mr. Loring's relinquishing the title of Chairman of the Board, which is scheduled to occur as of June 30, 2005, and Ms. Loring, or her successor, will serve as Chairman of the Board of the Surviving Corporation for at least three years thereafter. Parent's Board of Directors shall also take all necessary action following the date of this Agreement to cause the persons specified in Section 6.17(b)(ii) of the Company Disclosure Schedule to be appointed to the offices of the Surviving Corporation specified in such Schedule. The persons serving as directors of Parent and the Surviving Corporation, as the case may be, also shall constitute the members of the Board of Directors of Parent Bank subsequent to the date of this Agreement and for not less than three years subsequent to the Effective Time. On or prior to the Effective Time, Parent shall amend its Bylaws in the form set forth in
Section 6.17(b)(ii) of the Parent Disclosure Schedule, which Bylaw amendments shall not be further amended during the three-year period following the Effective Time without the affirmative vote of a majority of each of (i) the Parent Designees and (ii) the Company Designees.

     (c) For not less than three years subsequent to the Bank Merger, the offices of Parent Bank immediately prior to the Effective Time shall be operated as the "Willow Grove Division" of the Surviving Bank and the offices of the Company Bank immediately prior to the Effective Time and shall be operated as the "First Financial Division" of the Surviving Bank.

     (d) Prior to the Effective Time, the Company shall use its best efforts to obtain supplemental indentures with the trustees of the outstanding floating rate junior subordinated deferrable interest debentures to evidence the succession of Parent as of the Effective Time. The form of the supplemental indenture shall be reasonably acceptable to Parent, and Parent agrees to assume the covenants, agreements and obligations of the Company under such indentures.

     (e) The Parties hereto will cooperate after the date of this Agreement, and shall retain such third party advisors as they shall mutually agree upon, in order to identify mutually agreeable new names for the Surviving Corporation and the Surviving Bank which new names shall become effective as of the Effective Time or as soon thereafter as is practicable. Parent and Parent Bank shall take all necessary and appropriate action, including but not limited to amending the Parent Articles and the Charter of Parent Bank, in order to implement the name changes referred to herein as of the Effective Time or as soon thereafter as is practicable.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The
           ----------------------------------------------------------
respective obligation of each of the Parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the Parties hereto prior to the Closing Date of each of the following conditions:

     (a)   Shareholder Approval. This Agreement shall have been duly approved by
           --------------------
the requisite votes of the holders of outstanding shares of Company Common Stock and the holders of outstanding shares of Parent Common Stock.

     (b)   Regulatory Approvals. Other than the filings provided for in Section
           --------------------
2.02(a), all authorizations, consents, permits, orders or approvals of, or declarations or filings with, any Governmental Authority which are necessary for the consummation of the Merger and the Bank Merger (including Parent Bank's application to exercise trust powers) shall have been filed, have occurred or been obtained and be in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such authorizations, consents, orders, approvals, declarations and filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), provided that no such Requisite Regulatory Approval shall contain any condition, restriction or requirement which would have, or would be reasonably expected to have, a Material Adverse Effect on the Company or the Surviving Corporation.

     (c)   No Injunctions or Restraints; Illegality. No judgment, order,
           ----------------------------------------
injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, restricts or makes illegal the consummation of the Merger or the Bank Merger.

     (d)   Registration Statement; Blue Sky Laws. The Registration Statement
           -------------------------------------
shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn. Parent shall have received all required approvals by state securities or "blue sky" authorities with respect to the Merger.

     (e)   Tax Opinions.
           ------------

     (i) Parent shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the Effective Date, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion, to the effect that, for federal income tax purposes, each of the Bank Merger and the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (ii) The Company shall have received an opinion of Cozen O'Connor, dated the Effective Date, in form and substance reasonably satisfactory to the Company, based upon facts, representations and assumptions set forth in such opinion, to the effect that, for federal income tax purposes, each of the Bank Merger and the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code.

     (iii) In rendering such opinions, Elias, Matz, Tiernan & Herrick L.L.P. and Cozen O'Connor may require and shall be entitled to rely upon customary representations contained in certificates of officers of Parent and the Company and other persons, reasonably satisfactory in form and substance to such counsel.

     (iv) Each Party shall have had the opportunity to review the tax opinion of the other Party's legal counsel, including the representations, covenants, or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

     7.02. Conditions to Obligation of the Company. The obligation of the
           ---------------------------------------
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

     (a)   Representations and Warranties. Subject to the standard set forth in
           ------------------------------
Section 9.02, the representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). The Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     (b)   Performance of Obligations of Parent. Parent shall have performed in
           ------------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     (c)   Deposit of Merger Consideration. Parent shall have deposited with the
           -------------------------------
Exchange Agent the Merger Consideration to be paid to holders of the Company Common Stock pursuant to Article III hereof.

     (d)   Other Actions. Parent shall have furnished the Company with such
           -------------
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.

     7.03. Conditions to Obligation of Parent. The obligation of Parent to
           ----------------------------------
consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

     (a)   Representations and Warranties. Subject to the standard set forth in
           ------------------------------
Section 9.02, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b)   Performance of Obligations of the Company. The Company shall have
           -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c)   Other Actions. The Company shall have furnished Parent with such
           -------------
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

     7.04. Frustration of Closing Conditions. Neither Parent nor the Company may
           ---------------------------------
rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such Party's breach of its obligation to use reasonable best efforts to consummate the Merger or the Bank Merger and the other transactions contemplated by this Agreement, as required by Section 6.01.

                                  ARTICLE VIII

                                   TERMINATION

     8.01. Termination. This Agreement may be terminated, and the transactions
           -----------
contemplated hereby may be abandoned:

     (a)   Mutual Consent. At any time prior to the Effective Time, by the
           --------------
mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b)   No Regulatory Approval. By the Company or Parent, if its Board of
           ----------------------
Directors so determines by a vote of a majority of the members of its entire Board, in the event any Requisite Regulatory Approval shall have been denied by final, nonappealable action by such Governmental Authority or a Governmental Authority shall have requested the permanent withdrawal of an application therefor.

     (c)   No Shareholder Approval. By the Board of Directors of either Parent
           -----------------------
or the Company (provided that the terminating Party shall not be in material breach of any of its obligations under Section 6.02), if the approval of the shareholders of Parent or the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

     (d)   Breach of Representations and Warranties. By the Board of Directors
           ----------------------------------------
of either Parent or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other Party, which breach is not cured within 30 days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger hereby under Section 7.02(a) (in the case of a breach of a representation or warranty by Parent) or Section 7.03(a) (in the case of a breach of a representation or warranty by the Company).

     (e)   Breach of Covenants. By the Board of Directors of either Parent or
           -------------------
the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement by the other Party, which breach shall not have been cured within 30 days following receipt by the breaching Party of written notice of such breach from the other Party hereto, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the Party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 7.02(b) in the case of a breach of a covenant or agreement by Parent or Section 7.03(b) in the case of a breach of a covenant or agreement by the Company.

     (f)   Delay. By the Board of Directors of either Parent or the Company if
           -----
the Merger shall not have been consummated on or before November 30, 2005, unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

     (g)   Failure to Recommend. By the Board of Directors of Parent, at any
           --------------------
time prior to the meeting of shareholders of the Company contemplated by Section 6.02(a), if the Company shall have (i) failed to recommend approval and adoption of this Agreement at such meeting of shareholders, or withdrawn, modified or qualified (or proposed to withdraw, modify or qualify) such recommendation in any manner adverse to Parent, or taken any other action (other than terminating this Agreement in accordance with the provisions of this Article VIII) or made any other statement in connection with such meeting of shareholders materially inconsistent with such recommendation (or resolved to take any such action), whether or not permitted by the terms of this Agreement, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the meeting of its shareholders contemplated by Section 6.02 or failed to prepare and mail to its shareholders the Proxy Statement/Prospectus in accordance with
Section 6.03, provided that Parent has complied with its obligations under Sections 6.02 and 6.03 in all material respects and no event has occurred which gives the Company the right to terminate this Agreement pursuant to Section 8.01(b), 8.01(d), 8.01(e), 8.01(f), 8.01(h), 8.01(i), 8.01(j) or 8.01(k). By the
Board of Directors of the Company, at any time prior to the meeting of shareholders of Parent contemplated by Section 6.02(b), if Parent shall have (i) failed to recommend approval and adoption of this Agreement at such meeting of shareholders, or withdrawn, modified or qualified (or proposed to withdraw, modify or qualify) such recommendation in any manner adverse to the Company, or taken any other action (other than terminating this Agreement in accordance with the provisions of this Article VIII) or made any other statement in connection with such meeting of shareholders materially inconsistent with such recommendation (or resolved to take any such action), whether or not permitted by the terms of this Agreement, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the meeting of its shareholders contemplated by Section 6.02(b) or failed to prepare and mail to its shareholders the Proxy Statement/Prospectus in accordance with Section 6.03, provided that the Company has complied with its obligations under Sections 6.02 and 6.03 in all material respects and no event has occurred which gives Parent the right to terminate this Agreement pursuant to Section 8.01(b), 8.01(d), 8.01(e), 8.01(f), 8.01(h), 8.01(j) or 8.01(k). For the purpose of this Section
8.01(g), a Party who has provided written notice to the other Party to terminate this Agreement in accordance with Section 8.01(k) shall not, during the 30 day period after such notice is given (or such shorter period in the event the items referenced in such notice have been cured prior to the end of the 30 day period), be deemed to have failed to recommend approval and adoption of this Agreement or to have withdrawn, modified or qualified its recommendation or taken or failed to take any action which could provide a basis for the other Party to terminate this Agreement pursuant to this Section 8.01(g).

     (h)   Certain Tender or Exchange Offers.
           ---------------------------------

           (i) By the Board of Directors of Parent if a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Board of Directors of the Company recommends that shareholders of the Company tender their shares in such tender offer or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

           (ii) By the Board of Directors of Company if a tender offer or exchange offer for 25% or more of the outstanding shares of the Parent Common Stock is commenced, and the Board of Directors of Parent recommends that shareholders of Parent tender their shares in such tender offer or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within ten business days period specified in Rule 14e-2(a) under the Exchange Act, provided, however, that such termination by the Company under this clause must occur not later than the earlier to occur of (A) six business days after such recommendation by Parent is made public with respect to Parent Common Stock or (B) within five business days after the end of the 10 business day period specified in Rule 14e-2(a) under the Exchange Act if the Board of Directors of Parent fails to make a recommendation that Parent shareholders reject such a tender offer or exchange offer.

     (i)   Average Share Price Value. By the Company, if the Company Board so
           -------------------------
determines by the vote of a majority of all of its members, at any time during the three-day period commencing with the Determination Date, if both the following conditions are satisfied:

           (1) the Average Share Price shall be less than 75.0% of the Starting Price (as the same may be adjusted to reflect any Capital Change); and

           (2) (i) the number obtained by dividing the Average Share Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Nasdaq Bank Average Index by the Nasdaq Bank Starting Index and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio").

     (j)   Parent Acquisition Proposal.
           ---------------------------

           (1) By the Company on or prior to the date it has delivered notice to Parent pursuant to Section 6.07(d) that it does not consent to Parent's entering into an agreement implementing any Parent Acquisition Proposal.

           (2) By Parent in the event (i) the Company has provided Parent with notice pursuant to Section 6.07(d) that it does not consent to Parent's entering into an agreement implementing any Parent Acquisition Proposal but the Company has not terminated this Agreement pursuant to clause (1) of this Section 8.01(j) or (ii) the Company has not provided any notice required of it pursuant to 6.07(d).

     (k)   Material Adverse Effect. By the Board of Directors of either Parent
           -----------------------
or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there has been any change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the other Party, which Material Adverse Effect is not cured within 30 days following written notice to the Party which has experienced the Material Adverse Effect, or which Material Adverse Effect, by its nature, cannot be cured prior to the Closing.

     8.02. Effect of Termination and Abandonment.
           -------------------------------------

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no Party to this Agreement shall have any liability or further obligation to any other Party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching Party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

     (b) In recognition of the efforts, expenses and other opportunities foregone by Parent while structuring and pursuing the Merger, the Parties hereto agree that the Company shall pay to Parent a fee of $6.0 million (the "Company Termination Fee") if this Agreement is terminated as follows:

           (i) if this Agreement is terminated by Parent pursuant to Section 8.01(g) or (h), then the Company shall pay the Company Termination Fee to Parent on or before the fifth Business Day following such termination;

           (ii) if (A) this Agreement is terminated by Parent or by the Company pursuant to Section 8.01(c) as a result of the failure of the Company's shareholders to approve this Agreement and (B) at any time after the date of this Agreement an Acquisition Proposal with respect to the Company shall have been publicly announced and not withdrawn prior to the meeting of shareholders of the Company contemplated by Section 6.02, or any

     Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal and shall not have publicly withdrawn such announcement, communication or intention prior to the meeting of shareholders of the Company contemplated by Section 6.02, and if within 18 months after such termination of this Agreement the Company or a Subsidiary of the Company enters into a definitive agreement with respect to, or consummates a transaction which is the subject of, an Acquisition Proposal, then the Company shall pay to Parent the Company Termination Fee on the earlier of the date of execution of such agreement or consummation of such transaction; and

           (iii) If (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(f) or by Parent pursuant to Section 8.01(e), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to the Company shall have been publicly announced, or any Person shall have publicly announced, communicated or made known, or communicated or made known to the senior management of the Company, an intention, whether or not conditional, to make an Acquisition Proposal, (C) following the occurrence of an event specified in clause (B), the Company shall have intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, and (D) if within 18 months after such termination of this Agreement the Company or a Subsidiary of the Company enters into a definitive agreement with respect to, or consummates a transaction which is the subject of, an Acquisition Proposal, then the Company shall pay to Parent the Company Termination Fee on the earlier of the date of execution of such agreement or consummation of such transaction.

     Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

     (c) In the event this Agreement is terminated pursuant to Section 8.01(c) by reason of shareholders of Parent not approving this Agreement at a duly held meeting of such shareholders, then Parent shall pay to the Company within five business days of such termination, an amount not exceeding $500,000 as reimbursement for the documented out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

     (d) The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

     (d) Notwithstanding anything to the contrary contained herein, the Company shall be obligated, subject to the terms of this Section 8.02, to pay only one Company Termination Fee.


                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01. Survival. No representations, warranties, agreements and covenants
           --------
contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(b), 6.08, 6.17(b), 6.17(c), 8.02 and, excepting Section 9.13 hereof, this
Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a Party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

     9.02. Standard. No representation or warranty of a Party contained in
           --------
Section 5.01 or 5.02, as applicable, shall be deemed untrue or incorrect, and no Party shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Section 5.01 or 5.02, as applicable, has had or would be reasonably likely to have a Material Adverse Effect on such Party (disregarding for purposes of this Section 9.02 any materiality or Material Adverse Effect qualification contained in any representation or warranty).

     9.03. Waiver; Amendment. Prior to the Effective Time, any provision of this
           -----------------
Agreement may be (i) waived by the Party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the Parties hereto executed in the same manner as this Agreement, except that after a meeting of shareholders of a Party contemplated by Section 6.02, no amendment shall be made which by law requires further approval by the shareholders of such Party without obtaining such approval.

     9.04. Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to constitute an original.

     9.05. Governing Law. This Agreement shall be governed by, and interpreted
           -------------
in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

     9.06  Expenses. Each of Parent and the Company will bear all expenses
           --------
incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that the expense of printing and mailing the Proxy Statement/Prospectus and the registration fee to be paid to the SEC in connection with the Registration Statement shall be borne equally by Parent and the Company, and provided further that nothing contained herein shall limit a Party's rights to recover any liabilities or damages arising out of another Party's willful breach of any provision of this Agreement.

     9.07. Notices. All notices, requests and other communications hereunder to
           -------
a Party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such Party at its address set forth below or such other address as such Party may specify by notice to the parties hereto.

     If to the Company to:

           Chester Valley Bancorp, Inc.
           100 E. Lancaster Ave.
           Downingtown, Pennsylvania 19335
           Attn:    Donna M. Coughey
                    President and Chief Executive Officer
           Fax:  (610) 269-9845

     With a copy to:

           Cozen O'Connor
           1900 Market Street
           Philadelphia, PA  19103
           Attn:    David Petkun, Esq.
           Fax:     (215) 701-2034

     If to Parent to:

           Willow Grove Bancorp, Inc.
           Welsh and Norristown Roads
           Maple Glen, PA 19002
           Attention:  Frederick A. Marcell Jr.
                          President and Chief Executive Officer
           Fax:  (215) 643-2112

     With a copy to:

           Elias, Matz, Tiernan & Herrick L.L.P.
           12th Floor, The Walker Building
           734 15th Street, N.W.
           Washington, D.C. 20005
           Attention:   Raymond A. Tiernan, Esq. or
                        Hugh T. Wilkinson, Esq.
           Fax:  (202) 347-2172

     9.08. Entire Understanding; No Third Party Beneficiaries. This Agreement
           --------------------
(including the Exhibits and Disclosure Schedules hereto), together with Shareholder Agreements and the Confidentiality Agreement, represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made, other than the Confidentiality Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in
Section 6.08.

     9.09. Severability. Except to the extent that application of this Section
           ------------
9.09 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the Parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     9.10. Enforcement of the Agreement. The Parties hereto agree that
           ----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that a Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it may be entitled at law or in equity.

     9.11. Interpretation. When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 20, 2005.

     9.12. Assignment. No Party may assign either this Agreement or any of its
           ----------
rights, interests or obligations hereunder without the prior written approval of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     9.13. Alternative Structure. Notwithstanding any provision of this
           ---------------------
Agreement to the contrary, Parent may at any time modify the structure of the Merger and/or the Bank Merger subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger consideration to be paid to the holders of Company Common Stock pursuant to Article III hereof is not thereby changed in kind or reduced in amount as a result of such modification, (ii) there are no adverse tax consequences to the shareholders of the Company as a result of such modification, (iii) there are no adverse tax consequences to Parent or the Company as a result of such modification and (iv) such modification will not jeopardize or materially delay receipt of any required approvals of Governmental Authorities or otherwise impede or materially delay consummation of the Merger.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                           WILLOW GROVE BANCORP, INC.



                           By:
                                ------------------------------------------------
                                Name:  Frederick A. Marcell Jr.
                                Title: President and Chief Executive Officer



                          CHESTER VALLEY BANCORP, INC.



                           By:
                                ------------------------------------------------
                                Name:  Donna M. Coughey
                                Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                              SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement"), dated as of January 20, 2005, by and between _______________________________, a shareholder ("Shareholder") of
Chester Valley Bancorp, Inc. (the "Company"), a Pennsylvania corporation, and Willow Grove Bancorp, Inc. ("Parent"), a Pennsylvania corporation. All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

     WHEREAS, Parent and the Company are simultaneously entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time pursuant to its terms, the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein (the "Merger") and, in connection therewith, each outstanding share of Company Common Stock will be converted into the right to receive the Stock Consideration or the Cash Consideration, subject to the terms, limitations and conditions of the Merger Agreement; and

     WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Agreement to Vote Shares. Shareholder agrees that at any meeting of
             ------------------------
     the shareholders of the Company, or in connection with any written consent of the shareholders of the Company at which a proposal of the type set forth in clause (ii) below is presented for consideration by the shareholders of the Company, Shareholder shall:

          (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (ii) vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

          2. No Transfers. After the date hereof and prior to the special
             ------------
     meeting of the Company shareholders held to consider and vote upon approval of the Merger Agreement, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to such meeting, except the following transfers shall be permitted: (i) transfers by will or operation of law, in which case this Agreement shall bind the transferee, subject to applicable law, (ii) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) transfers to any other shareholder of the Company who has executed a copy of this Agreement on the date hereof with respect to some or all of the Shares held by such shareholder, (v) transfers or dispositions to the Company for the surrender or delivery of Shares for the payment of the exercise price of outstanding stock options, the payment or withholding of applicable taxes in connection with the exercise of outstanding stock options or any other surrender or deemed surrender of Shares in connection with the exercise of outstanding stock options to purchase shares of Company Common Stock and (vi) such transfers as Parent may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

          3. Representations and Warranties of Shareholder. Shareholder
             ---------------------------------------------
     represents and warrants to and agrees with Parent as follows:

          A. Capacity. Shareholder has all requisite capacity and authority to
             --------
     enter into and perform his, her or its obligations under this Agreement.

          B. Binding Agreement. This Agreement constitutes the valid and legally
             -----------------
     binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          C. Non-Contravention. The execution and delivery of this Agreement by
             -----------------
     Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

          D. Ownership of Shares. Shareholder has good title to all of the
             -------------------
     Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

          4. Specific Performance and Remedies. Shareholder acknowledges that it
             ---------------------------------
     will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

          5. Term of Agreement; Termination.
             ------------------------------

          A. The term of this Agreement shall commence on the date hereof.

          B. This Agreement shall terminate at the Effective Time of the Merger or the earlier of (i) at any time prior to consummation of the Merger by the written consent of the parties hereto and (ii) termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

          6. Entire Agreement. This Agreement supersedes all prior agreements,
             ----------------
     written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No party hereto may assign any rights or obligations hereunder to any other person, except as required by Section 2 or upon the prior written consent of each other party. Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7. Notices. Notices may be provided to Parent and Shareholder in the
             -------
     manner specified in the Merger Agreement, with all notices to Shareholder being provided to him or her at the address set forth in Annex I hereto.

          8. Miscellaneous.
             -------------

          A. Severability. If any provision of this Agreement or the application
             ------------
     of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          B. Capacity. The covenants contained herein shall apply to Shareholder
             --------
     solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other fiduciary capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of the Company.

          C. Counterparts. This Agreement may be executed in one or more
             ------------
     counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          D. Headings. All Section headings herein are for convenience of
             --------
     reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          E. Choice of Law. This Agreement shall be deemed a contract made
             -------------
     under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                               WILLOW GROVE BANCORP, INC.


                               By:
                                   ---------------------------------------------
                                   Name:  Frederick A. Marcell Jr.
                                   Title: President and Chief Executive Officer

                               SHAREHOLDER:

                               -------------------------------------------------
                               (Signature)

                                     ANNEX I
                              SHAREHOLDER AGREEMENT


                                Shares of Company
                                  Common Stock
                               Beneficially Owned
Name and Address of        (exclusive of unexercised         Options on Company
   Shareholder                   stock options)                 Common Stock
-------------------        -------------------------         ------------------

                                                                       EXHIBIT B

                              SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement"), dated as of January 20, 2005, by and between _______________________________, a shareholder ("Shareholder") of
Willow Grove Bancorp, Inc. ("Parent"), a Pennsylvania corporation, and Chester Valley Bancorp, Inc. (the "Company"), a Pennsylvania corporation. All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

     WHEREAS, Parent and the Company are simultaneously entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time pursuant to its terms, the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein (the "Merger") and, in connection therewith, each outstanding share of Company Common Stock will be converted into the right to receive the Stock Consideration or the Cash Consideration, subject to the terms, limitations and conditions of the Merger Agreement; and

     WHEREAS, Shareholder owns the shares of Parent Common Stock identified on Annex I hereto (such shares, together with all shares of Parent Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

     WHEREAS, in order to induce the Company to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of Parent and not in any other capacity, has agreed to enter into and perform this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Agreement to Vote Shares. Shareholder agrees that at any meeting of
             ------------------------
     the shareholders of Parent, or in connection with any written consent of the shareholders of Parent at which a proposal of the type set forth in clause (ii) below is presented for consideration by the shareholders of Parent, Shareholder shall:

          (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (ii) vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone discourage or materially and adversely affect consummation of the Merger or this Agreement.

          2. No Transfers. After the date hereof and prior to the special
             ------------
     meeting of Parent shareholders held to consider and vote upon approval of the Merger Agreement, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to such meeting, except the following transfers shall be permitted: (i) transfers by will or operation of law, in which case this Agreement shall bind the transferee, subject to applicable law, (ii) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) transfers to any other shareholder of Parent who has executed a copy of this Agreement on the date hereof with respect to some or all of the Shares held by such shareholder, (v) transfers or dispositions to Parent for the surrender or delivery of Shares for the payment of the exercise price of outstanding stock options, the payment or withholding of applicable taxes in connection with the exercise of outstanding stock options or any other surrender or deemed surrender of Shares in connection with the exercise of outstanding stock options to purchase shares of Parent Common Stock and
     (vi) such transfers as the Company may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

          3. Representations and Warranties of Shareholder. Shareholder
             ---------------------------------------------
     represents and warrants to and agrees with the Company as follows:

          A. Capacity. Shareholder has all requisite capacity and authority to
             --------
     enter into and perform his, her or its obligations under this Agreement.

          B. Binding Agreement. This Agreement constitutes the valid and legally
             -----------------
     binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          C. Non-Contravention. The execution and delivery of this Agreement by
             -----------------
     Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

          D. Ownership of Shares. Shareholder has good title to all of the
             -------------------
     Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

          4. Specific Performance and Remedies. Shareholder acknowledges that it
             ---------------------------------
     will be impossible to measure in money the damage to the Company if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the Company has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, the Company shall have the right to inform any third party that the Company reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Company hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with the Company set forth in this Agreement may give rise to claims by the Company against such third party.

          5. Term of Agreement; Termination.
             ------------------------------

          A. The term of this Agreement shall commence on the date hereof.

          B. This Agreement shall terminate at the Effective Time of the Merger or the earlier of (i) at any time prior to consummation of the Merger by the written consent of the parties hereto and (ii) termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

          6. Entire Agreement. This Agreement supersedes all prior agreements,
             ----------------
     written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No party hereto may assign any rights or obligations hereunder to any other person, except as required by Section 2 or upon the prior written consent of each other party. Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7. Notices. Notices may be provided to the Company and Shareholder in
             -------
     the manner specified in the Merger Agreement, with all notices to Shareholder being provided to him or her at the address set forth in Annex I hereto.

          8. Miscellaneous.
             -------------

          A. Severability. If any provision of this Agreement or the application
             ------------
     of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          B. Capacity. The covenants contained herein shall apply to Shareholder
             --------
     solely in his or her capacity as a shareholder of Parent, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Parent or in any other fiduciary capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of Parent.

          C. Counterparts. This Agreement may be executed in one or more
             ------------
     counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          D. Headings. All Section headings herein are for convenience of
             --------
     reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          E. Choice of Law. This Agreement shall be deemed a contract made
             -------------
     under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                               CHESTER VALLEY BANCORP, INC.


                               By:
                                  ----------------------------------------------
                                  Name:  Donna M. Coughey
                                  Title: President and Chief Executive Officer

                               SHAREHOLDER:

                               -------------------------------------------------
                               (Signature)

                                     ANNEX I
                              SHAREHOLDER AGREEMENT



                                Shares of Parent
                                  Common Stock
                               Beneficially Owned
Name and Address of        (exclusive of unexercised         Options on Parent
   Shareholder                   stock options)                 Common Stock
-------------------        -------------------------         ------------------